As filed with the Securities and Exchange Commission on July 17, 1998
                                          Registration No. 333-53737

                 U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.


                                 FORM SB-2
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           MCHENRY METALS GOLF CORP.
                (Name of small business issuer in its charter)


        Nevada                           3939            87-0429261
(State or other jurisdiction of    (Primary S.I.C.     (I.R.S. Employer
incorporation or organization)     Code Number)       Identification No.)


1945 Camino Vida Roble, Suite J, Carlsbad, CA 92008 (760) 929-0015 (Address & phone number of principal executive office & place of business)


                          Gary V. Adams
1945 Camino Vida Roble, Suite J, Carlsbad, CA 92008  (760) 929-0015
     (Name, address & telephone number of agent for service)


Copies to:
Thomas G. Kimble & Van L. Butler  THOMAS G. KIMBLE & ASSOCIATES
311 South State Street, #440, Salt Lake City, Utah 84111
(801) 531-0066


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
______________________________________________________________________________
                        CALCULATION OF REGISTRATION FEE
                               (previously paid)
Title of Each Class|Amount to be|Proposed Maximum   |Proposed Maximum|Amount
of Securities to be|Registered |Offering Price/Unit|Aggregate Price |of fee Registered
------------------------------------------------------------------------------
Series A Warrants &
Common Stock          1,271,094        $ 2.00          $2,542,188     $749.95
Shop & Pro Warrants
& Common Stock        1,300,000        $ 5.44 (1)      $7,072,000   $2,086.24
                                                                     --------
TOTAL FEE                                                           $2,836.19
                                                                     ========
------------------------------------------------------------------------------
(1) Calculated pursuant to Rule 457(c), based on the average of the bid and asked price as of May 21, 1998.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
                      MCHENRY METALS GOLF CORP.
       2,571,094 WARRANTS AND UNDERLYING SHARES OF COMMON STOCK

McHenry Metals Golf Corp. (the "Company") is registering:

bullet 1,271,094 redeemable warrants ("Series A Warrants") to be distributed as soon as practicable after the date of this prospectus, to common stockholders of record as of March 31, 1997;

bullet 1,300,000 redeemable warrants ("Shop Warrants" and "Pro Warrants") to be granted to certain dealers of the Company's products, and to golf professionals who use and endorse the Company's products; and

bullet 2,571,094 shares of $.001 par value common stock, (the "Common Stock" or the "Shares") issuable upon exercise of these Warrants.

Each Warrant entitles the holder to purchase one share of Common Stock of the Company. Each Series A Warrant is exercisable at $1.00 per share during the first year, $1.50 per share during the second year, and $2.00 per share during the third year following the date of this prospectus. Each Shop Warrant and Pro Warrant will be exercisable at a price equal to the fair market value of the Common Stock at the time of issuance of the Warrant, determined by taking the average of the bid and asked prices quoted by the 3 highest market makers, during the 5 trading days preceding the date of grant of the Warrant. All of the Warrants will be callable and can be redeemed by the Company for $.01 per Warrant on 30 days notice at any time after the closing bid price of the Common Stock equals or exceeds the exercise price of that Warrant for 10 consecutive trading days (or, in the case of Series A Warrants, 200% of the exercise price then in effect, for 20 consecutive trading days). Warrants may only be exercised or redeemed if a current prospectus is in effect. The exercise and redemption prices of the Warrants were arbitrarily determined by the Company and bear no relationship to assets, shareholders equity or any other objective criteria of value. The Company's Common Stock is quoted on the NASD Electronic Bulletin Board under the Symbol "GLFN" and the current
(July    , 1998) bid price quotation is $          .

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD TO RISK THE
LOSS OF THEIR ENTIRE INVESTMENT.  SEE "RISK FACTORS" ON PAGE    .


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
     SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
         SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY
              OF THE PROSPECTUS.  ANY REPRESENTATION TO
                THE CONTRARY IS A CRIMINAL OFFENSE.

The Warrants are being distributed without any cash consideration. The Shares are being offered by the Company only to the holders of the Warrants, and will be sold by the Company without any underwriting discounts or other commissions. The offering price of the Shares is payable in cash upon exercise of the Warrants. No minimum number of Warrants must be exercised, and no assurance exists that any Warrants will be exercised.

      The date of this Prospectus is                     , 1998

     TABLE OF CONTENTS                                            Page

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . .13

MARKET INFORMATION & DIVIDEND POLICY . . . . . . . . . . . . . . . .14

MANAGEMENT'S PLAN OF OPERATIONS. . . . . . . . . . . . . . . . . . .14

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . .22

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . .29

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . .31

SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . . . .34

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . .35

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . .36

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . See Index

                          PROSPECTUS SUMMARY

       This summary is qualified in its entirety by the more detailed information appearing elsewhere in the Prospectus.

                              THE COMPANY

  McHenry Metals Golf Corp. (the "Company") is in the business of designing, developing, marketing and distributing premium quality golf clubs using its own design concepts, which utilize state-of-the-art engineering technology, manufacturing processes, and the newest materials available to the golf industry. The Company is led by Mr. Gary V. Adams, who previously founded Taylor Made Golf Company, where he first introduced the "metal wood" golf club driver, and later started Founders Club Golf Company. The management team has extensive relationships and product development, sales and marketing experience in the golf industry. Four of the Company's executives have over thirty years of experience in the golf industry, two have been in the business for over twenty years, and two others played key roles in developing a golf company within the past decade.


  The Company's long term objective is to build a diversified golf equipment company with a market leadership position in domestic and international markets. In the short-term, the Company will focus on developing a business in the metal wood product category. The Company is currently focusing the majority of its product research and development efforts on becoming a successful metal wood company. The Company introduced its first product, the TourPure driver, at the PGA International Golf Show in Las Vegas during September, 1997. The Company began shipping product to sales representatives in January, 1998 and to customers in February, 1998. A complete line of metal fairway woods complementing the TourPure driver was introduced at the PGA Merchandise Show in Orlando, Florida, held January 30 - February 2, 1998. The Company is adding a 3, 4, 5, 7, and 9 wood to the TourPure family. The metal fairway woods incorporate the features of the TourPure driver, plus design enhancements for weight distribution. As of March 31, 1998, the Company had recorded $1.2 million in revenues from net sales associated with the TourPure driver.

  The Company's principal executive offices are located at 1945 Camino Vida Roble, Suite J, Carlsbad, California 92008. The Company's telephone number is (760) 929-0015.

                              THE OFFERING

  Securities         1,271,094 redeemable Series A Warrants, 1,000,000
  offered            redeemable Shop Warrants, 300,000 redeemable Pro
                     Warrants, and 2,571,094 Shares of Common Stock, $.001 par value of the Company issuable upon exercise of the Series A Warrants, Shop Warrants and Pro Warrants.
                     See "Description of Securities".

  Offering Prices    Series A Warrants will be distributed at no cost;
                     the Shop and Pro Warrants will be distributed without cash consideration. The Shares underlying the Series A Warrants will be sold at $1.00 per share during the first year, $1.50 per share during the second year and $2.00 per share during the third year following the date of this prospectus. The
                     Shares underlying the Shop and Pro Warrants will be sold at the exercise prices of those warrants, which will be based on the fair market value of the Common
                     Stock at the time of granting of those warrants.

  Plan of            Series A Warrants  will be distributed as soon as
  Distribution       practicable after the date of this prospectus, to
                     the common stockholders of the Company of record as of March 31, 1997. Shop Warrants and Pro Warrants will be distributed to certain dealers of the Company's products and to golf professionals who agree to use and endorse the Company's products. The
                     Shares will be offered and sold by the Company without any underwriting discounts or other commissions, to the holders of these Warrants, upon the exercise thereof. See "Plan of Distribution."


  Securities         The Company is authorized to issue up to 50,000,000
  Outstanding        shares of Common Stock.  At March 31, 1998,
                     10,994,110 shares were issued and outstanding. The
                     Company has since issued or agreed to issue 41,700 shares, and has reserved from its authorized but unissued capital 2,571,094 shares of Common Stock for issuance upon exercise of the Series A, Shop and Pro
                     Warrants. 319,033 shares are reserved for issuance upon exercise of Unit Warrants already outstanding.
                     The Company is also authorized to issue up to 5,000,000 shares of Preferred Stock in one or more series with such rights and preferences as the Board of Directors may designate. The Board of Directors has not designated any series of Preferred Stock.
                     See "Description of Securities."


  Warrants Each Warrant entitles the holder to purchase one share of Common Stock. Series A Warrants are exercisable at $1.00 during the first year, $1.50 during the second year, and $2.00 during the third year, after the date of this Prospectus. The
                     Series A Warrants are callable and can be redeemed by the Company for $.01 per Series A Warrant on 30 days notice at any time after the date of this Prospectus if the closing bid price of the Common Stock equals or exceeds 200% of the exercise price for 20 consecutive trading days. Each Shop Warrant and Pro Warrant is callable and can be redeemed by the Company for $.01 per Warrant on 30 days notice at any time after the date of this Prospectus if the closing bid price of the Common Stock equals or exceeds the exercise price of that Warrant, for 10 consecutive trading days. The exercise prices for the Warrants are subject to adjustment in certain events. See "Description of Securities."

  Use of Proceeds    There is no assurance as to the amount of proceeds
                     that may be received from the exercise of any of the Warrants. Any proceeds that are received will be used generally to provide additional working capital, but have not been specifically allocated, inasmuch as there is no assurance when or how many (if any)
                     Warrants will be exercised.

  Transfer Agent     Interwest Transfer Company, Inc., 1981 East 4800
                     South, Suite 100, Salt Lake City, Utah 84117,(801)
                     272-9294, serves as transfer agent and registrar for the Company's outstanding securities.

  Risk Factors       An investment in the Company is highly speculative.
                     Investors will suffer substantial dilution in the book value per share of the Common Stock compared to the purchase price. If substantial funds are not received from exercise of the Warrants, of which there is no assurance, the Company may require additional funding for which it has no commitments.
                     No person should invest in the Company who cannot afford to risk loss of the entire investment. See
                     "Risk Factors."

                             RISK FACTORS

This prospectus contains certain forward-looking statements. Prospective investors and other readers are cautioned not to place undue reliance upon such forward looking statements, which represent only the plans, beliefs, estimates, expectations and/or anticipation of management as of the date of this prospectus. Forward looking statements are subject to certain uncertainties and other factors which could cause actual results in the future to differ materially from the results contemplated in and by such statements. Such uncertainties and other factors include those enumerated below as risk factors.
The securities being offered hereby involve a high degree of risk.
Prospective investors should carefully consider the following risk factors before investing in the Company.

RISKS INHERENT IN A NEW START UP COMPANY

Lack of Operating History. The Company is a recently formed enterprise with very limited operating history. All of the risks associated with a start-up company are inherent in any ownership or investment in this venture. The Company has no commitments for the future funding that it may require and has only recently established relationships with suppliers or manufacturers with respect to production and assembly of the products it is now marketing or proposes to market in the future.

Operating Losses. Since inception the Company has incurred substantial operating losses. No assurance can be given when or if the Company will operate on a profitable basis.

Need for Additional Funding. The Company estimates that it may need substantial funding, in addition to its present capital, to be able to fully develop and expand its business. However, the Company has no commitment for additional funding and may have to seek further equity financing in order to continue to develop and expand its business, in the event less than the full amount of this Offering is received. There is no assurance that the Company will be able to obtain such funding and if obtained it could dilute the ownership of present shareholders and investors in this Offering.

Dependence on Key Personnel. The Company is dependent upon the management and leadership skills of Gary V. Adams, the Company's founder and Chief Executive Officer, and the other members of its management team. Development of innovative golf clubs will be dependent upon the product development personnel including Mr. Adams. The research and development team is headed by Mario Cesario. There is intense competition for qualified personnel in the golf club industry, and the loss of key personnel or an inability to attract, retain and motivate key personnel could adversely affect the Company's business. The Company has no key man life insurance on Mr. Adams or other members of management. There is no assurance that the Company will be able to retain its existing management personnel or to attract additional qualified personnel. See "Management".

No Cash Dividends. The Company does not currently intend to pay cash dividends on its Common Stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business. See "Dividend Policy."

RISKS RELATED TO THE NATURE OF THE PROPOSED BUSINESS

New Product Risks. The Company's business involves relatively new products which have not established their market share or demand. The products have only been in use a short time, have a limited track record, and are still being developed. There is no assurance of feasibility or that such products will be favorably received by consumers in the golf industry. The Company's business will be subject to all the risks associated with introduction of new products.

Competition. The market for premium-quality golf clubs is highly competitive and is served by a number of well-established, well-financed companies with recognized brand names. In addition, there are several golf club manufacturers with substantial resources that, although they do not currently manufacture premium-quality golf clubs, could pose significant competition to the Company if they were to enter the market for premium-quality golf clubs. The golf club industry, in general, has been characterized by widespread imitation of popular club designs. A company's ability to compete is in part dependent upon its ability to satisfy various subjective requirements of golfers, including the golf club's look and "feel" and the level of acceptance that the golf club has among professional and other golfers. The subjective preferences of golf club purchasers may also be subject to rapid and unanticipated changes. There can be no assurances as to whether or how long the Company's golf clubs will receive market acceptance. A decline in the size of the golf club market, whether from a decrease in the popularity of golf or otherwise would have a material adverse effect on the Company's proposed business.

New Product Introduction. The basis of the Company's future is the introduction of new, innovative golf clubs. New models and basic design changes are frequently introduced into the golf club market but are often met with consumer rejection. No assurances can be given that the Company will be able to design and market golf clubs that meet with market acceptance. In addition, prior successful designs may be rendered obsolete within a relatively short period of time as new products are introduced into the market. The design of new golf clubs is also greatly influenced by rules and interpretations of the United States Golf Association ("USGA"). Although the golf equipment standards established by the USGA generally apply only to competitive events sanctioned by that organization, it has become critical for designers of new clubs to assure compliance with USGA standards. Although the Company has been notified by the USGA that its TourPure driver conforms with its standards, and believes that all its clubs will comply with USGA standards, no assurance can be given that any new products will receive USGA approval or that USGA existing standards will not be altered in ways that adversely affect the future sales of the Company's products.

Technological Changes. The manufacture and design of golf clubs has undergone significant changes with respect to design and materials in recent years. The introduction of new or enhanced technologies or designs by competitors could render the Company's products less marketable. The ability of the Company to compete successfully will depend to a large degree on its ability to innovate and respond to changes and advances in its industry. There can be no assurance that the Company will be able over the long term to keep pace with the demands of the marketplace.

Dependence on Certain Suppliers. The Company intends to purchase most of its metal wood club heads from certain well-known casting houses on a purchase order basis and to purchase club shafts from certain shaft manufacturers which may have to make modifications in their standard products to accommodate the Company's golf club designs. Any significant delay or disruption in the supply of club heads or shafts would have a material adverse effect on the company's business. In such event, the Company believes that suitable club heads and shafts could be obtained from other manufacturers, although the transition to another supplier could result in production delays of several weeks. The Company currently is dealing with approximately ten different suppliers of its product components, but has only a limited experience with such suppliers.

Developing Markets. The market for the Company's proposed products has experienced recent growth and appears to be rapidly evolving as new products are regularly being introduced. The market is characterized by a few dominant entrants with widely accepted and recognized products. Because the markets for the Company's products are evolving and because the Company has no operating experience, it is difficult to assess or predict with any assurance the growth rate, if any, and the size of the market for the Company's products. There can be no assurance that a market for the Company's products will develop. If such a market fails to develop or develop more slowly than anticipated, the Company's business, operating results and financial condition will be materially adversely affected.

Risks of Technical Problems or Product Defects. There is no assurance, despite testing and quality assurance efforts that may be performed by the Company and/or its industry partners, that technical problems or product defects will not be found, resulting in loss of or delay in market acceptance and sales, diversion of development resources, injury to the Company's reputation or increased service and support costs, any of which could have a material adverse effect on the Company's business. Moreover, there is no assurance that the Company will not experience difficulties that could delay or prevent the development and introduction of its products and services, that new or enhanced products and services will meet with market acceptance, or that advancements by competitors will not erode the Company's position or render the Company's products and services obsolete.

Dependence on Proprietary Technology. The Company's success will be heavily dependent upon a combination of proprietary design and technology developed internally. The Company intends to pursue trademark and patent protection and also expects to rely on a combination of trade secrecy, non-disclosure agreements and contractual provisions with respect to the proprietary nature of its technology. However, there can be no assurance that any steps taken by the Company will prevent misappropriation of this technology. Effective legal protection of these technologies may be unavailable or limited in certain foreign countries. Third parties could independently develop competing technologies that are substantially equivalent or superior to the Company's technologies. Although the Company believes that its products and the proprietary rights developed by it do not infringe upon any proprietary rights of others, there is no absolute assurance of this. An infringement claim has already been asserted against the Company, and whether or not such claim has any merit, there is no assurance regarding the outcome of this litigation.
See "Legal Proceedings"

Ability to Manage Growth. The Company intends to pursue a strategy of rapid growth. The Company plans to significantly expand marketing efforts and to devote substantial resources to operations and support areas, including administrative services. There can be no assurance that the Company will attract qualified personnel or will successfully manage such expanded operations. The failure to properly manage growth could have a material adverse effect on the Company.

RISKS RELATED TO THE OFFERING

No Assurance of Warrant Exercise and No Escrow of Funds. There is no assurance that any proceeds will be received from exercise of Warrants in this offering. Proceeds may be insufficient to defray offering expenses. No minimum number of Warrants must be exercised and there is no escrow of funds received upon exercise. Any proceeds received will immediately be retained by the Company to be used in its business. In the event that any proceeds from this offering and the Company's existing capital are not sufficient to enable the Company to develop and expand its business and generate a profit, the Company may need to seek additional financing from commercial lenders or other sources, for which it presently has no commitments or arrangements. This creates an increased risk to persons who exercise Warrants, because there is no assurance that any additional Warrants will be exercised or that the Company will receive any further funding.

Risks of Warrant Exercise. There is no assurance that exercising Warrant holders will be able to sell their Common Stock in the future at a price which equals or exceeds their exercise price.

Outstanding Warrants, Options and Other Rights. In addition to the 1,271,094 Series A Warrants, 1,000,000 Shop Warrants and 300,000 Pro Warrants, the Company has 319,033 Unit Warrants and 1,295,000 management stock options already outstanding and has authorized up to 1,000,000 warrants/options to be granted in the future in connection with an employee incentive stock option program. The holders of such options, warrants or rights are given an opportunity during the term of such rights to profit from a rise in the market price of the Company's common stock, with a resultant dilution of the interests of all other stockholders. The holders thereof are likely to exercise them only if the then prevailing market price exceeds such exercise prices, which would be at a time when, in all likelihood, the Company would otherwise be able to obtain funds from the sale of its securities on terms more favorable than those provided by the options and warrants. Accordingly, the Company may find it more difficult to raise additional capital while the options and warrants are outstanding.

Qualification for Listing on NASDAQ. The Company intends to apply as soon as possible for listing of its common stock on the NASDAQ Small-cap Market.
There is no assurance when, if ever, the company will meet the requirements for such listing or, in any event, be accepted for such listing. Furthermore, if the Company's common stock were to qualify for listing there is no assurance that the Company would be able to continue to satisfy the listing requirements. In the event of delisting or failure to qualify initially, trading in the Company's common stock is expected to continue on the Electronic Bulletin Board. As a result, investors may find it more difficult to dispose of, or to obtain quotations as to the price of the common stock.

Current Prospectus and Registration Required for Exercise. Holders of the Warrants will only be able to exercise such securities to acquire the underlying Common Stock if a current prospectus relating to the Common Stock is then in effect and such exercise is qualified or exempt from qualification under applicable securities laws of the states in which such holders of the Warrants reside. Although the Company intends to use its best efforts to update this prospectus as necessary to maintain a current prospectus and federal and state registration/qualification for such exercise, there is no assurance that the Company will be able to do so at such time as such persons may wish to exercise Warrants. The value of the Warrants may be greatly diminished if the ability to exercise them is not maintained. If a current prospectus is in effect, each of the Warrants is redeemable for nominal consideration at any time after the date hereof upon 30 days notice, if the bid price of the common stock equals or exceeds the exercise price of a Shop or Pro Warrant for 10 consecutive trading days, or 200% of the exercise price of the Series A Warrants for 20 consecutive trading days. If redeemed when a current prospectus is in effect, Warrant holders would have 30 days to exercise the Warrants, after which they would be compelled to accept the nominal redemption price.

Dilution. Warrant holders who exercise their Warrants to purchase the underlying Shares of Common Stock will suffer substantial dilution in the purchase price of the Shares compared to the net tangible book value per share immediately after the purchase. The exact amount of dilution will vary depending upon the total number of Warrants exercised, and will be greater if less than all the Warrants are exercised. The fewer Warrants exercised, the greater dilution will be with respect to the Warrants that are exercised. See "Dilution."

Potential Issuance of Additional Common and Preferred Stock. The Company is authorized to issue up to 50,000,000 shares of Common Stock. To the extent of such authorization, the Board of Directors of the Company will have the ability, without seeking shareholder approval, to issue additional shares of Common Stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional Common Stock in the future will reduce the proportionate ownership and voting power of the Common Stock offered hereby. The Company is also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. To the extent of such authorization, such designations may be made without shareholder approval.
The Board of Directors has not yet designated any series of Preferred Stock. The designation and issuance of series of preferred stock will create additional securities which will have dividend and liquidation preferences over the Common Stock offered hereby. See "Description of Securities."

Potential Anti-Takeover Measures. Certain provisions in the articles of incorporation or bylaws of the Company, such as authorization to issue additional common or preferred stock and designate the rights and preferences of the preferred stock without further approval of shareholders, could be used as anti-takeover measures. Provisions such as these could result in the Company being less attractive to anyone who might consider a takeover attempt, and result in shareholders receiving less than they otherwise might in the event of a takeover attempt.

Limited Liability of Management. The Company has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of Officers and Directors and provides for indemnification by the Company of Officers and Directors to the full extent permitted by Nevada law, which provides that officers and directors shall have no personal liability to a Company or its stockholders for monetary damages for breach of fiduciary duties as directors, except for a breach of their duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors. See "Certain Transactions - Conflicts of Interest".

Determination of Offering Prices. The exercise prices of the Warrants were arbitrarily determined by management of the Company and set at levels substantially in excess of prices recently paid for securities of the same class. The prices bear no relationship to the Company's assets, book value, net worth or other economic or recognized criteria of value. In no event should the exercise prices be regarded as an indicator of any future market price for the Company's securities.

No Assurance of a Liquid Public Market for Securities. Although the Company's shares of common stock are quoted on the Electronic Bulletin Board maintained by the NASD, there can be no assurance that a regular and established market will continue for the securities upon completion of this offering. There can also be no assurance as to the depth or liquidity of any market for common stock or the prices at which holders may be able to sell the Shares. As a result, an investment in the Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all when they need or desire to sell.

Volatility of Stock Prices. In the event that an established public market does develop for the Shares, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of the Company and other factors such as investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, international political conditions, developments with regard to the Company's activities, future financial condition and management. See "Plan of Distribution."

Shares Eligible for Future Sale. Of the 11,035,810 shares of the Company's common stock outstanding prior to the exercise of any Warrants, 1,271,094 shares are freely tradeable or are eligible to be sold in the public market. All the shares of Common Stock to be issued in this offering will also be freely tradeable immediately upon issuance. All the remaining shares of Common Stock presently outstanding are restricted and/or affiliate securities which are not presently, but may in the future be sold into any public market that may exist for the Common Stock, pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Future sales by current shareholders of substantial amounts of Common Stock into the public market could depress the market prices of the Common Stock in any such market. See "Shares Eligible for Future Sale".

Applicability of Low Priced Stock Risk Disclosure Requirements. The common stock of the Company may be considered a low priced security under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing and provide monthly account statements to the customer, and obtain specific written consent of the customer. With these restrictions, the likely effect of designation as a low priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of such stocks compared to other securities.

                               DILUTION

Dilution is the difference between the price per share being paid for the Common Stock offered hereby pursuant to the exercise of the Warrants, and the net tangible book value per share of the Common Stock immediately after its purchase. The Company's net tangible book value per share of Common Stock is calculated by subtracting the Company's total liabilities from its total assets less any intangible assets and liquidation preferences, then dividing by the number of shares of Common Stock then outstanding. Based on the unaudited interim financial statements, the Company had 10,994,110 shares of Common Stock outstanding at March 31, 1998, with a net tangible book value of $5,741,663 or approximately $.52 per share. These amounts do not give effect to operating results or any other changes in net tangible book value of the Company occurring after March 31, 1998. Subsequent to March 31, 1998, the Company has issued or committed to issue another 41,700 shares, for services rendered or to be rendered.

If all Series A Warrants were to be exercised during the first year at $1.00 per share (of which there is no assurance), upon the exercise thereof, but before exercise of any other Warrants, the estimated net tangible book value of the Company after the offering, on a pro forma basis (which gives effect to receipt of the estimated net proceeds from such exercise and issuance of the underlying Shares of Common Stock, but does not take into consideration any other changes in net tangible book value of the Company subsequent to March 31, 1998), would be $6,952,757 or approximately $.57 per share. This would result in dilution to persons exercising Series A Warrants of $.43 per share, or 43% of the exercise price of $1.00 per share. Net tangible book value per share would increase to the benefit of present stockholders from $.52 prior to the offering to $.57 after the offering, or an increase of $.05 per share attributable to the exercise of the Series A Warrants.

If less than all the Series A Warrants are exercised during the first year, dilution to the Series A Warrant holders who do exercise during the first year will be greater than the amount shown. The fewer Series A Warrants exercised, the greater dilution will be to those who do exercise.

The following table sets forth the estimated net tangible book value ("NTBV") per share assuming exercise of all Series A Warrants during the first year, and the dilution to persons purchasing the underlying Shares of Common Stock.

Exercise of all Series A Warrants:

Series A Warrant exercise price/share (1st year)           $1.00

NTBV/share prior to exercise                        $ .52

Increase attributable to Series A Warrant exercise    .05

Pro forma NTBV/share after exercise                          .57

Dilution                                                   $ .43

If any Series A Warrants not exercised during the first year are subsequently exercised during the second or third years at the higher exercise prices of $1.50 or $2.00 per share, any dilution to such Warrant holders is not presently determinable and may be higher or lower than the foregoing amount, depending upon the net tangible book value of the Company immediately prior to such exercise. Similarly, the exact amount of dilution which exercising holders of the Shop Warrants and Pro Warrants may suffer is also not presently determinable and may differ from warrant holder to warrant holder, because the exercise prices of such warrants may be different. The amount of such dilution will vary depending on a number of factors presently unknown, such as exercise price and the number of warrants exercised.

                           USE OF PROCEEDS

Net proceeds to the Company from sale of the Shares of Common Stock underlying the Warrants will vary depending upon the total number of Warrants exercised, and the timing of and prices at which they are exercised. If all Series A Warrants were to be exercised during the first year at $1.00 per share (of which there is absolutely no assurance, nor any assurance that any Series A Warrants will be exercised), the Company would receive gross proceeds of $1,271,094 from Series A Warrants. If all Shop Warrants and Pro Warrants were to be exercised, the total amount of proceeds that may be received from those Warrants will depend upon the exercise prices established for such warrants as well as the total number of such warrants issued, and is not presently determinable. Regardless of the timing and number of Warrants exercised, the Company expects to incur offering expenses presently estimated at $60,000 for legal, accounting, printing and other costs in connection with the offering pursuant to this prospectus. Inasmuch as there is no assurance that all Series A, Shop or Pro Warrants will be exercised nor any requirement that any minimum amount of the Series A, Shop or Pro Warrants be exercised, there are no escrow provisions and any proceeds that are received will be immediately available to the Company to provide additional working capital to be used for general corporate purposes. Proceeds will be used generally to provide working capital for whatever working capital needs the Company may have at the time funds are received. The exact uses of any proceeds will depend on the amounts received and the timing of receipt. Management's general intent is to use whatever additional funds may be generated from Warrant exercise to finance further development and expansion of the Company's business. See "Management's Plan of Operations."

                 MARKET INFORMATION & DIVIDEND POLICY

The common stock of the Company has traded in the over-the-counter market since the acquisition of McHenry on April 1, 1997, and is quoted on the National Association of Securities Dealers, Inc. Electronic Bulletin Board under the symbol GLFN. There was no price quoted for the stock prior to the acquisition. Set forth below is high and low bid information for the Common Stock as reported on the Bulletin Board system for each calendar quarter during such part of the past two fiscal years that price quotations have been available. These prices represent interdealer quotations, without retail markup, markdown or commissions, and may not represent actual transactions. As of June 30, 1998, there were approximately 500 record holders of the Company's common stock.

1997                     HIGH BID PRICE                  LOW BID PRICE

Second Quarter                $4.875                         $2.50
Third Quarter                 $7.250                         $4.75
Fourth Quarter                $6.125                         $4.625

1998

First Quarter                 $8.625                         $3.875
Second Quarter                $6.125                         $4.687

DIVIDEND POLICY

The Company has not previously paid any cash dividends on its common stock and does not anticipate or contemplate paying dividends on common stock in the foreseeable future. It is the present intention of management of the Company to utilize all available funds for the development of the Company's business. The only restrictions that limit the ability to pay dividends on common or preferred equity or that are likely to do so in the future, are those restrictions imposed by law. Under Nevada corporate law, no dividends or other distributions may be made which would render the Company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy outstanding liquidation preferences.

                   MANAGEMENT'S PLAN OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Company's consolidated financial statements and the notes associated with them contained elsewhere in this prospectus. The financial statements of the Company referred to in this discussion include and reflect the financial condition and operating results of McHenry Metals Golf Corp. and its consolidated subsidiaries for the period since its acquisition of McHenry Metals, Inc. on April 1, 1997, through March 31, 1998, and of McHenry Metals, Inc. and its consolidated subsidiaries for the period prior to such acquisition back its date of inception on January 13, 1997. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

PLAN OF OPERATIONS.

Management's plan of operations for the next twelve months is to continue pursuing a strategy of rapid growth in attempting to build a successful golf equipment company based on its own product concepts. To accomplish this objective, the company has raised substantial funds and will seek to raise additional funds through this Offering, to provide the necessary capital to finance the continuation and expansion of its business operations. The new capital will fund the Company's production activities, acquisition of inventory and accounts receivable, and marketing efforts.

The Company, through its wholly owned subsidiary, is in the business of designing, developing and marketing premium-quality golf clubs. The Company is currently focusing the majority of its product research and development efforts on becoming a successful metal wood company. The Company has formulated several proprietary concepts which management believes are unique, which are being incorporated into the design and manufacture of its golf clubs. The Company has secured certain trademarks associated with its business and filed patent applications relative to its first product, the TourPure titanium/tungsten driver. The TourPure driver was introduced September 8-10, 1997 at the PGA International Golf Show in Las Vegas. The Company began shipping product to sales representatives in January, 1998 and to customers in February, 1998. As of March 31, 1998, the Company had received in excess of $5 million in sales orders (orders received from customers for delivery of product) associated with the TourPure golf clubs, of which approximately $1.2 million had been shipped based on confirmed orders, recognized as revenue (i.e. net sales) and recorded in receivables. A complete line of metal fairway woods complementing the TourPure driver was introduced at the PGA Merchandise Show in Orlando, Florida, held January 30 - February 2, 1998. The Company is adding a 3, 4, 5, 7, and 9 wood to the TourPure family. The metal fairway woods incorporate the features of the TourPure driver, plus design enhancements in terms of weight distribution.
The Company will continue to devote substantial resources to product research and development as part of its plan of operations. The Company also anticipates hiring additional hourly wage employees for inventory management, quality assurance and distribution. The Company is having its products manufactured by outside manufacturers, rather than make significant purchases or other acquisitions of its own manufacturing plant and equipment.

The Company anticipates that the funding potentially receivable from this Offering, together with existing capital and any revenues it receives from sales of its products, will be sufficient to fund operations for at least the next twelve months, but there is no assurance any funding will be received from this offering. However, the Company has already raised several million dollars to provide funding for product development, operations infrastructure, marketing and tour promotion and working capital, through several private placements it has completed, including $700,000 raised in April, 1997, $2.9 million raised in August-September, 1997, approximately $2.4 million raised in a units offering of common stock and warrants which commenced in December, 1997, and was completed in March, 1998, and nearly $3.5 million raised from a small group of private investors at the end of March, 1998.

                               BUSINESS

HISTORY AND DEVELOPMENT OF THE COMPANY

The Company was incorporated in Utah on October 31, 1985, originally under the name of White Pine, Inc. The Company was organized initially for the purpose of creating a vehicle to obtain capital and to seek out, investigate and acquire interests in products and businesses with the potential for profit.
In 1986, the Company completed a public offering of common stock, conducted pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 504 of Regulation D promulgated thereunder and was registered by qualification in the State of Utah. The Company changed its corporate domicile to the State of Nevada in December, 1993.

On April 1, 1997, the Company (which was then known as Micro-ASI
International, Inc.) entered into an Agreement and Plan of Reorganization with McHenry Metals, Inc. ("MMI") and changed its name to McHenry Metals Golf Corp. MMI was incorporated in January, 1997, under the laws of the State of Illinois to design and market golf clubs and related equipment.


Pursuant to the Agreement, the Company forward split its common stock on a 2.2 for 1 basis, and then issued 5,650,000 post split shares of its authorized but previously unissued common stock to acquire all the issued and outstanding stock of MMI in a stock for stock exchange (the "Acquisition") whereupon MMI became a wholly-owned subsidiary of the Company. The Acquisition is treated as a "reverse merger" for accounting purposes and MMI is deemed to be the successor entity with a recapitalization of the stockholders equity portion of its financial statements. In conjunction with the Acquisition, the Company declared a distribution to shareholders of record as of March 31, 1997, (immediately prior to the Acquisition) of 1,271,094 Series A Warrants to be distributed in the future, upon effectiveness of a registration statement covering the offer and sale of shares issuable upon exercise of such warrants.

BACKGROUND OF MMI

MMI is an Illinois corporation with offices in Illinois and California. The Company's principal business office is located at 1945 Camino Vida Roble, Suite J, Carlsbad, California, 92008. MMI is the third golf equipment company to be founded by Gary V. Adams. Mr. Adams assembled a management team along with a carefully selected group of investors, consultants and advisors to launch MMI as a golf equipment company developing and marketing unique proprietary golf clubs. Mr. Adams has an extensive background in the golf equipment industry, having introduced the first "metal wood" golf club at Taylor Made Golf Company, which Mr. Adams founded in McHenry, Illinois in 1979. Mr. Adams later started Founders Club Golf Company.

MMI designs, develops and markets premium-quality golf clubs. The clubs are being sold at premium prices to both average and skilled golfers on the basis of high performance, ease of use and attractive appearance. Mr. Adams has formulated several unique and proprietary concepts which are being used in the design and manufacture of the clubs.

INDUSTRY BACKGROUND

The development and introduction of new golf club designs and technological advances have dramatically influenced the golf club industry. In the late 1960's cavity-backed, perimeter-weighted irons were successfully introduced. The "sweet spot" on these irons was significantly increased, making the club more forgiving to off-center hits and providing the opportunity for many golfers to make better golf shots. The golf club market was further advanced in the late 1970's with the introduction of metal woods, which increased the distance golfers could achieve with drivers or fairway woods and in the early 1990's oversized metal wood clubs were introduced.

Recently, the industry has experienced a return to mid-sized metal wood clubs to provide greater controllability, reduced wind resistance, and improved club aesthetics. The Company's TourPure driver is an example of this shift in product design which has been stimulated by customer demand.

BUSINESS STRATEGY

Several important elements of the Company's business strategy are intended to enhance its business prospects and to establish a reputation for quality and innovation.

Active Product Development. The Company's strategy is to develop new golf clubs that appeal to both average and skilled golfers on the basis of performance, ease of use and appearance. In order to develop such products, the Company is committing substantial resources to its product development activities.

Manufacturing Differentiation. The Company strives to differentiate its products in part on the basis of the specialized manufacturing process required by the unique design of its products.

Premium Brand Franchise. The Company intends to build a premium brand franchise to reflect the innovation, performance and quality of its products. As a part of this strategy, the Company intends to support its products with extensive customer service. Consistent with the premium quality image that the Company seeks to convey, prices for the Company's products will be at the high end of the U. S. market. The Company will seek to enhance this image by actively advertising and promoting its products, including entering into endorsement arrangements with leading golf professionals.

Quality. The Company believes that product quality and responsiveness to customers are critical factors for success in the market for premium golf clubs. The Company has adopted a number of quality improvement and measurement techniques to establish and then monitor all aspects of its proposed business. To achieve excellence in product quality, the Company emphasizes inspection throughout the production process, and devotes significant resources to its research, development and design systems and maintains close relations with key suppliers and manufacturers. The Company is establishing extensive customer service to enhance its reputation for producing high quality golf clubs.

International Expansion. After a launch of products in the U.S., the Company intends to explore international distribution of its products.

Protection of Intellectual Property. The Company believes that its golf club designs, development processes and name recognition will represent valuable intellectual property rights. The Company intends to aggressively seek to protect these rights by obtaining and enforcing patents, trademarks, trade secrets, trade dress and other intellectual property rights.

PRODUCTS

The Company intends to offer a broad line of golf clubs including oversized metal woods, conventional-sized metal woods, fairway woods, irons, wedges and putters.

Metal Woods. The Company initially is concentrating on bringing to market its new and unique designs in its metal wood drivers. These clubs are being offered in a variety of lofts with titanium, graphite or steel shafts. A proprietary design in the club heads being marketed as the "Compression Matched" series in various weights. Mr. Adams believes that his new concepts will be revolutionary in the industry.

Other Clubs and Products. The Company expects to follow development of its metal wood drivers and fairway woods, with irons, putters and wedges until it offers a complete line of its own premium golf clubs. The Company also expects to offer a limited line of other golf products including golf bags, apparel and other accessories.

PRODUCT DEVELOPMENT

The Company will not limit itself in its research efforts by trying to duplicate designs that are traditional or conventional and believes it will create an environment in which new ideas are valued and explored. Product development at the Company is expected to be a result of the integrated efforts of its sales and product development staff and outside manufacturers, all of which will work together to generate new ideas for golf equipment. The Company's product development department will refine these ideas and work with outside firms to create prototypes, masters and the necessary tooling.

The design of new golf clubs is greatly influenced by rules and interpretations of the United States Golf Association ("USGA"). Although golf equipment standards established by the USGA generally apply only to competitive events sanctioned by that organization, it has become critical for designers of new clubs to assure compliance with USGA standards. The Company's new product design and development process will involve coordination with the USGA staff regarding such compliance. The Company has been notified by the USGA that its TourPure driver conforms with these standards.

The Company's first product, the TourPure driver, was introduced in September, 1997 and is currently in production. The Company began shipping product to sales representatives in January, 1998 and to customers in February, 1998.

Meanwhile, product design and engineering is underway for left-handed versions of the driver along with a line of fairway metal woods which complements the TourPure driver. The Company introduced the new products at the PGA Merchandise Show in Orlando, Florida held January 30 - February 2, 1998. The TourPure driver is available in three lofts of 7.5 degrees, 9.5 degrees and
10.5 degrees with a proprietary low torque, low frequency shaft that is designed to accommodate different swing speeds between 70 to 110 mph. The separate face is constructed of high quality beta titanium which management believes gives greater feel and transfers more energy to the ball. The 235cc driver uses the concentrated weight of a tungsten/copper ring in the back of the club head to maintain the center of gravity and face size advantage of drivers that are 300cc or larger. Five shafts are offered to cater to all skill levels.

Design work is also being completed on club face thickness and related matters for other clubs, after which the Company will have an outside design firm complete prototypes to undergo a thorough testing program. Tooling will then be completed and the products will be ready for manufacturing.

SALES AND MARKETING

Sales for Distribution in the United States

The Company targets those golf retailers who sell professional quality golf clubs and provide the level of customer service appropriate for the sale of premium golf clubs. This includes "green grass" golf pro shops as well as off-course golf specialty stores.

The Company has created a national field sales organization with a senior vice president of sales, a national sales manager, six regional sales managers, and a network of approximately 30 manufacturer's representatives. The Company is developing a telephone-based inside sales and customer service function to generate additional volume and to provide sales support. Each region is expected to be covered by field and inside sales efforts, targeting prospective customers with in-person visits and telephone solicitation.

Advertising and Promotion.

The Company initially commenced advertising in trade publications such as PGA Magazine, Golf Week, Golf Product News, Golf Shop Operations and Golf Pro to build the company's name awareness within the industry and to promote its products. In 1998, the Company also began to utilize additional publications and television advertising to generate brand interest among the consumer market. The television phase of the advertising commitment includes the continuation of McHenry Metals' TourPure advertisement on the Golf Channel (5-times-per-day/7-days-a-week). Since this ad began running in January, the Company has received over 3,000 requests for its TourPure video. In addition, TourPure television commercials will be seen on NBC and Fox networks. The campaign extends into the print media with 4-color, full-page advertisements in golf publications that reach the upscale, serious golfer. The print media schedule includes Sports Illustrated Golf Plus Editions featuring the Masters, US Open, British Open and PGA Championship.

The Company is establishing relationships with golf professionals and other celebrities in order to promote its products among both professional and amateur golfers. The Company is entering into endorsement arrangements with members of the Professional Golf Association Tour and the Professional Golf Association Senior Tour, as well as other celebrities associated with golf. Already this season, golf professionals who were using the Company's TourPure driver have won two Senior PGA Tour events and finished in second place in another two events on the PGA and Senior PGA Tours. In addition, McHenry Metals staff player, Fred Funk, continues to place in the top five in driving accuracy on the PGA Tour, and has increased his distance off the tee.

MARKET

According to Golf Pro, a trade magazine, sales of golf clubs in the U.S. in 1995 reached a level of $1.2 billion. The top three premium brands accounted for over one-half of these sales, the next five companies accounted for approximately 27% of such sales and approximately thirty other companies accounted for the balance of 18%.

A publication by the National Golf Foundation entitled Trends in the Golf Industry 1986-1995 has stated that the number of golfers in the U.S. rose by more than five million between 1986 and 1995 and that the annual expenditure on golf clubs saw a 10.6% increase in 1995 (over 1994) and 16.6% increase in 1996 (over 1995). The explanation for these increases, generally, is the well-being of the U.S. economy, shifting age concentration of the population and overall increased recreational spending. The publication indicates that "the long-term growth potential for golf spending is very encouraging".

MANUFACTURING

The manufacture of premium golf clubs involves a number of specialized processes required by the unique design of the products. The Company is having its products manufactured by outside manufacturers most of whom are located in or near Carlsbad, California. The Company believes that there are numerous manufacturers which can manufacture the Company products to the high standards developed by the Company. Clubheads, shafts, grips and other components are being supplied by independent vendors with whom the Company has established a relationship.

All McHenry products are being manufactured to the Company's precise specifications by highly competent manufacturers based in part on processes which are proprietary to the Company. The Company will work closely with its casting houses, which will enable it to monitor the quality and reliability of clubhead productions. Any significant delay or disruption in the supply of clubheads by the casting houses or graphite shaft manufacturers would have a material adverse effect on the Company's business. In such event, the Company believes that suitable heads and shafts could be obtained from other manufacturers, although the transition to another supplier could result in production delays of several months. The Company is currently in discussions with potential suppliers of product components and manufacturers, although no assurance is given that the Company will be able to establish arrangements with any supplier or manufacturer.

COMPETITION

The golf club business is highly competitive. The industry has been characterized by widespread imitation of popular club designs. The preferences of golf club purchasers may also be subject to rapid and unanticipated changes. There are several golf club manufacturers that, although they do not currently manufacture premium-quality golf clubs, could, in light of their substantial resources, pose significant competition to the Company if they were to enter the market for premium-quality golf clubs.

The Company's principal competition will come from several large well-established and recognized leaders in the sale of premium golf clubs. Each of these companies has substantially more financial, management and technical resources than does the Company. The Company proposes to compete based on its own designs and concepts and the recognition of the name of Gary V. Adams and other persons involved with the Company.

INTELLECTUAL PROPERTY

The Company intends to aggressively seek to protect its intellectual property, such as product designs, manufacturing processes, new product research and concepts and trademarks. These rights will be protected through the acquisition of utility and design patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, when necessary and appropriate, litigation against those who are, in the Company's opinion, unfairly competing.

The Company has applied for patents for certain features of its products. Additionally, it has applied for trademark registration for McHenry Metals and Compression Matched and for several other product names and descriptions. There is no assurance that, prior to a court of competent jurisdiction validating them, any of these patents or trademarks will be enforceable. The Company intends to aggressively assert its rights against infringers. There can be no assurance that other golf club manufacturers will not be able to produce successful golf clubs which imitate the Company's designs without infringing on any of the Company's intellectual property rights.

The Company is developing stringent procedures to maintain the secrecy of its confidential business information, which it believes gives it a distinct competitive advantage. These procedures will include a "need to know" criteria for dissemination of information and written confidentiality agreements from visitors and employees. Suppliers, when engaged in joint research projects will be required to enter into additional confidentiality agreements.

SEASONALITY

Golf is generally regarded as a warm weather sport. Sales of golf equipment have historically been strongest during the second and third quarters. To minimize the disruption caused by these anticipated sales fluctuations, the Company proposes to increase its product inventories during the fourth quarter.

Although the golf club business generally follows this seasonal trend, the Company hopes its new products will tend to mitigate the impact of seasonality. No assurances can be given, however, that the Company will be able to successfully introduce new products to offset the impact of seasonality.

PRODUCT WARRANTIES

The Company intends to support all of its golf clubs with a two year written warranty. Since the Company does not rely upon traditional designs in the development of its golf clubs, its products may be more likely to develop unanticipated problems than those of many of its competitors that use traditional designs. The Company intends to monitor closely the level and nature of any product breakage and, where appropriate, incorporate design and production changes to assure its customers of the highest quality available on the market. If McHenry clubs were to experience a significant increase in the incidence of breakage or other product problems, the Company's sales and image with golfers could be materially adversely affected.

EMPLOYEES

The Company currently has approximately 30 full-time employees, including persons employed in sales, marketing, research and development, operations, administration and support. The Company anticipates hiring additional hourly wage employees for inventory management, quality assurance and distribution. None of the Company's employees is expected to be represented by unions.

FACILITIES

The Company's principal executive offices are located in Carlsbad, California. The Company there leases approximately 5,800 square feet of office space which serves as its corporate headquarters, for $4,261 per month, and 1,500 square feet of warehouse space for $1,100 per month. The office lease expires in October, 1998, with option to renew for two years. The warehouse lease expires January 1, 1999. The Company is also leasing approximately 1,400 square feet of office space in McHenry, Illinois which serves as the office of its National Sales Manager and his staff. The lease for this space expires December 31, 1998. The monthly lease payment is $1,500.

                        AVAILABLE INFORMATION

The Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the Securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, NW, Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of the prescribed fee.

As of the date of this Prospectus, the Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended (The "Exchange Act") and, in accordance therewith, will file reports and other information with the Commission. Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file such reports electronically with the Commission. Such site is accessible by the public through any Internet access service provider and is located at http://www.sec.gov. Copies of the Company's Annual, Quarterly and other Reports which will be filed by the Company with the Commission commencing with the Quarterly Report for the first quarter ended after the date of this Prospectus (due 45 days after the end of such quarter) will also be available upon request, without charge, by writing McHenry Metals Golf Corp., 1945 Camino Vida Roble, Suite J, Carlsbad, California 92008.

                              MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND SIGNIFICANT EMPLOYEES

The following table sets forth the directors, executive officers and other significant employees of the Company, their ages, terms of office and all positions. Directors are elected for a term of one year, and serve until the next annual meeting or until their successors are duly elected by the stockholders and qualify. Officers and other employees serve at the will of the Board of Directors.

Name of
  Director/Officer  &  Age  Term served    Positions with the Company

Gary V. Adams            54   Apr 1997  Chairman, Chief Executive Officer,
                                        Director
Bradley J. Wilhite       33   May 1997  President, Chief Administrative
                                        Officer & Director
Theodore Aroney          58   Apr 1997  Secretary, Vice Chairman & Director
Mark Bergendahl          37   Apr 1997  Director
Mario Cesario            63   May 1997  Director of Product Research &
                                        Development
Blake F. Clark           38   Jun 1998  Chief Financial Officer
Brian E. Fortini         41   July 1998 Vice President - Sales & Marketing
Henry J. Fleming         54   Apr 1997  Director
Sal Lupo                 64   Apr 1997  Senior Vice President- Marketing &
                                        Director
Gary L. Moles            45   Apr 1997  Chief Operating Officer
Thomas Williams          60   May 1997  National Sales Manager
Phillip A. Ward          56   May 1998  Director

Except for Theodore Aroney, Mark Bergendahl, Henry J. Fleming and Phillip A. Ward, each of these individuals devotes full time to the Company as employees. A brief description of these individuals and their background and business experience follows:

GARY V. ADAMS. Mr. Adams grew up in the golf industry as the son of a golf professional and worked for many years at the McHenry, Illinois Country Club. He also played college golf. From 1964-1968, Mr. Adams was vice president-sales for Wittek Golf Supply Company in Chicago. From 1968-1979, he was a regional manager for PGA/Victor Golf (now Tommy Armour). In 1979, Gary founded Taylor Made Golf Company and served as its CEO and President until early 1989 when he left the company to start Founders Club, a golf company headquartered in California, of which he served as CEO and President until 1994. Mr Adams is successfully recovering from a serious occurrence of cancer and established McHenry Metals, Inc. in January 1997. Mr. Adams was elected to the Illinois PGA Hall Of Fame in 1994, was named "Man of the Year" by the National Golf Association in 1994, was named "Golf Innovator of the Decade" by the International Network of Golf in 1995, and in September 1995 received the "Ernie Sabayrac Award" from the PGA as one of the most acclaimed leaders in the golf industry.

BRADLEY J. WILHITE. Mr. Wilhite's business background includes over ten years in the financial service industry with two of the nation's top six banking organizations - NationsBank and First Union Corporation. During his career, he served as a corporate banker working with emerging growth companies, managed several lines of business, directed successful product launches and brand development programs and led merger and acquisition teams. Mr. Wilhite is the son of a PGA golf professional, his grandfather was in the golf business and his sister is currently a PGA golf professional. A native of the Kansas City area, he was an accomplished junior, collegiate and amateur golfer himself. He played college golf at Oklahoma State University and Texas Christian University where his teammates included several current PGA Tour players. He briefly pursued a professional career upon graduation from TCU. Mr. Wilhite received a bachelor's degree in business administration and finance from Texas Christian University and a master's degree in business administration and marketing from Wichita State University.

THEODORE ARONEY. Mr. Aroney is currently owner of Halo Farms Breeding and Racing Operation for thoroughbred horses. Mr. Aroney has been associated with this operation since 1970. From 1985-1990 Mr. Aroney was president of Rancho Real, Inc., a developer of town houses in LaCosta, California. From 1990-1993, Mr. Aroney was the founding director of Odyssey Sports, Inc., a golf company. Mr. Aroney is a private investor and consultant with experience in many other businesses.

MARK A. BERGENDAHL. Mr. Bergendahl is the President of Redfield Taylor & Associates, Inc., an investment firm which focuses on investing in small cap and start up companies, President of Jacobson, Larson Management, Inc., and managing partner of Edie-Wig-BB, a California limited partnership. Mr. Bergendahl's experience in the golf industry includes being an initial investor in Odyssey Sports, Inc. as well as serving on the board of directors of Odyssey from 1992 through early 1995. From 1989 through 1994, Mr. Bergendahl was the President of the international weight loss company, Gloria Marshall Figure Salons. From 1986 to present, Mr. Bergendahl has held various posts including Director of Marketing and Corporate Managing Director of Gloria Marshall Figure Salons of Australia, Pty, Ltd., one of Australia's leading weight loss companies. Additionally, Mr. Bergendahl was a co-developer of The Jockey Club luxury condominium development at the La Costa resort. Mr. Bergendahl is a graduate of the Entrepreneurship Program at the University of Southern California.

MARIO CESARIO. Mr. Cesario brings to the Company over 40 years of experience in the design of high-performance, quality golf clubs. Since 1962, he has provided assistance to tour professionals and top amateurs from his custom club design and fitting operation in Redlands, California. His clients have included Tom Watson, Craig Stadler, Dave Stockton, and Bob Rosburg, to name a few. Mr. Cesario has also been a club design consultant to several golf equipment companies over the years. In addition to his credentials as a golf club designer, Mr. Cesario is an Honorary Life Member of the Southern California PGA.

BLAKE F. CLARK. Prior to joining the Company, Mr. Clark was chief financial officer, treasurer and secretary for Nuworld Marketing Limited, a company engaged in coupon redemption processing (1998-1996). From 1991 to 1996, he was controller at GTI Corporation, a manufacturer and marketer of network access products and networking systems. From 1986 to 1991 he worked for Maxwell Laboratories in various controller and corporate finance positions. Prior to that he was employed in the public accounting firm of Ernst & Young. Mr. Clark graduated with a Bachelor of Art degree in Accounting from Claremont Men's College in 1981.

BRIAN E. FORTINI. Mr. Fortini was formerly Senior Marketing Manager of Taylor Made Golf Company (1998-1996). Prior to joining Taylor Made, he spent six years at PowerBilt Golf as National Sales Manager and Director of Marketing and eleven years with Savin Corporation in a variety of sales, marketing, and general management positions. He is a graduate of Ohio Wesleyan University and has a Masters of Business Administration degree from New York University.

HENRY J. FLEMING, JR. Mr. Fleming graduated with a Bachelor of Arts Degree in accounting from Lewis College in Lockport, Illinois and became a certified public accountant in 1973. Mr. Fleming has been employed by Fleming and Company, Certified Public Accountants since 1974. While practicing as a certified public accountant Mr. Fleming has had extensive experience working with private industry. Mr. Fleming was involved with Taylor Made Golf Company. He was also involved with Allison America, a manufacturer of tanning beds, Ex-Tec Plastics and Advantage Rental, Inc. Mr. Fleming serves on the board of directors of Amcore Bank Northwest and with various closely-held corporations. Mr. Fleming is also a member of various professional and civic associations.

SAL LUPO. Since the late 1970s, Mr. Lupo has served as Mr. Adams' key marketing resource, providing marketing planning and execution support for the introduction and development of the Taylor Made Golf Company and Founders Club. Through his marketing and communications company, Lupo and Associates, he has provided a variety of services ranging from traditional advertising to event planning and management. His extensive network of contacts and knowledge of media outlets are additional strengths he brings to the Company. In addition to the work with Mr. Adams, Mr. Lupo's firm provided strategic planning and marketing development for other golf equipment companies such as Aldila, United Sports Technologies, Wilson, Cleveland Golf, and Tiger Shark.

Non-golf clients included Budget Rent-a-Car of Southern California and Furon. Prior to forming his own company, Mr. Lupo held marketing and management posts at Helene Curtis Industries, including new products manager, corporate director of marketing, and president of the Hair Fashions Division.

GARY L. MOLES. Mr. Moles received a Bachelor of Science Degree in business administration from Tennessee Technological University, in Cookeville, Tennessee in 1978. During 1973-1990 Mr. Moles was an employee of Wilson Sporting Goods involved as a director of raw material purchases. During 1991-1992 Mr. Moles served as director of purchasing of Sunbeam-Oster Household Products. During 1993-1995 Mr. Moles served as vice president of operations of Founders Club Golf Company in Vista, California.

THOMAS WILLIAMS. Mr. Williams' background in the golf industry includes thirty-five years experience in all facets of sales, marketing, promotion and product development in both established and start-up companies. He was a principal in the development and marketing of the "three wedge concept" as well as the introduction of frequency matched golf clubs. Recent management experience includes his position as general sales manager of Ram Golf Corp., and most recently as president of Honours Marketing Group, Ltd. Mr. Williams graduated from DePaul University with a degree in economics.

PHILLIP A. WARD. President and CEO of Bignell-Ward-Bignell, Inc., a commercial real estate brokerage company and Hawk Financial Services, a premium finance company; Executive Vice President and CEO of Big Bear Supermarkets; formerly Executive Director of Finance and Investments for Golden Eagle Insurance Company and currently Deputy Trustee on the Golden Eagle Insurance Liquidating Trust. Pension and Profit Sharing Plan trustee for Golden Eagle Insurance Company and Big Bear Supermarkets; Director, Cook's Valley Foods, Inc. Golf and sports related organization involvement includes former Chairman, Century Club of San Diego (the organization that runs the PGA Tour's Buick Invitational annually in San Diego); member and former director, Ranch Santa Fe Golf Club; director, Pro Kids Golf Academy; member, Stardust Country Club; partner, Double Eagle Golf Center. Mr. Ward has played most of the top ranked golf courses.

There are no arrangements or understandings regarding the length of time a director is to serve in such capacity, except as otherwise described herein. The Company may adopt provisions in its by-laws and/or articles of incorporation to divide the board of directors into more than one class and to elect each class for a certain term. These provisions may have the effect of discouraging takeover attempts or delaying or preventing a change of control of the Company.

CONSULTANTS

The Company is presently negotiating with several well-recognized industry leaders to retain such persons as consultants to the Company in various capacities and to use the services of such persons in promoting the name and products of the Company.

EXECUTIVE COMPENSATION

The following table summarizes executive compensation paid or accrued during the past three fiscal years for the Company's Chief Executive Officer during that period and the most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during those years.

                                       Long Term Compensation
               Annual Compensation     Awards         Payouts
-----------------------------------------------------------------------------
Name and                        Restricted Securities
Principal                         Stock    Underlying  LTIP    All Other
Position  Year Salary($) Bonus($) Awards  Options/SARS Payout Compensation($)
-----------------------------------------------------------------------------
CEO -     1997  95,000                      600,000
Gary      1996     -0-                          -0-
Adams     1995     -0-                          -0-
-----------------------------------------------------------------------------

The Company granted the foregoing options to Gary Adams contemporaneously with and as a part of the acquisition of MMI, on April 1, 1997. The exercise price was set at $.50 per share, based on the fair market value of the common stock as of that date, as determined by the Board of Directors. The Company has entered into an employment agreement with Mr. Adams for a period of three years commencing April 2, 1997. Mr. Adams is required to devote his full-time business efforts to the Company for which he is paid an annual salary, initially at a rate of $120,000 per year, which was later increased to $150,000 per year. In addition, Mr. Adams is to be paid a royalty upon the sale or license of "metal woods" designed by him at the rate of $1.00 per club for the first 500,000 clubs; at $.50 per club for the next 500,000 clubs; and $.25 per club for all sales in excess of 1,000,000 clubs. The Company is also developing employment agreements with the other members of management. The agreements are expected to have an initial term of one to three years, renewable for additional one year terms. These agreements will provide that these persons are entitled to be reimbursed for out of pocket expenses and may include other benefits including life insurance, health insurance, an automobile allowance and similar items standard in such agreements.

STOCK OPTION PLAN

Effective April 1, 1997, the Company adopted the McHenry Metals Golf Corp. Stock Option Plan which authorizes the issuance of up to 2,295,000 shares of common stock to employees and consultants. Of the 1,295,000 options issued by the Company under the Plan to date, 362,768 are qualified Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended, and the balance are nonqualified stock options.

OTHER CONTRACTS

The Company has signed endorsement contracts with four PGA tour professionals for product promotion. The first is for a period of three years beginning January 1, 1997, and calls for payments of $150,000 cash and 60,000 shares of stock in 1997, $275,000 in 1998 and $300,000 in 1999. In addition, bonuses will be paid based upon golf tournament performance. The second contract requires payments of $50,000 per year for three years commencing in 1997, plus various bonuses. The third contract requires payments of $7,500 in 1998 and 1999, plus various bonuses based upon golf tournament performance. The fourth contract is through 1998, and requires payment of $75,000 plus 10,000 shares of common stock. Additional incentives are based on tournament performance.

                        PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of the Company's common stock by each director of the Company, all directors and executive officers as a group, and each person individually, or group of persons whose shares are required to be aggregated, known to the Company to beneficially own more than five percent (5%) of said securities:

                         Title of  Amount and Nature of          Percent1
Name and Address          Class    Beneficial Ownership1         of Class

Gary V. Adams            Common        2,600,500 shares2              22%
2532 LaCosta Ave
Carlsbad, CA 92008

Theodore Aroney          Common        1,305,000 shares3              12%
7220 Arenal Lane
Carlsbad, CA 92009

Mark Bergendahl          Common          545,500 shares3               5%
2796 Harbor Blvd #375
Costa Mesa, CA 92626

Henry J. Fleming, Jr.    Common          100,000 shares3               1%
1322 Surrey Ct
Alonquin, IL 60102

Bradley J. Wilhite       Common          205,000 shares3              2%
1736 Woodbine Place
Oceanside, CA 92054

Sal Lupo                 Common          225,000 shares               2%
41 Antigua
Dana Point, CA 92629

Phillip A. Ward          Common          100,000 shares3              1%
3604 Curtis St
San Diego, CA 92106

All officers & directors
as a group (11 persons)  Common        5,296,000 shares              44%

Craig, Sidney            Common          900,000 shares               8%
11355 N Torrey Pines
LaJolla, CA 92037

1The foregoing amounts include any shares not presently outstanding, which each person or group listed has the right to acquire within 60 days from the date hereof, pursuant to any warrant, option or other right. Percentages are calculated alternatively for each person or group listed, by adding to the total outstanding, only the shares which that person or group has the right to acquire.

2Includes 600,000 shares not presently outstanding which Mr. Adams presently has the right to acquire through the exercise of outstanding options.

3Includes 100,000 shares not presently outstanding which Mr. Aroney, Mr. Bergendahl, Mr. Fleming and Mr. Wilhite each presently has the right to acquire through the exercise of outstanding options.


                         CERTAIN TRANSACTIONS

THE COMPANY

Prior to completing the acquisition of MMI, the Company had received advances from an officer, director and shareholder of the Company in order to pay minimal operating expenses. As of March 11, 1997, September 30, 1996 and September 30, 1995, $10,500, $8,350 and $6,000, respectively was payable by the Company as a result of these advances. These debts were forgiven by the officer-director at closing of the acquisition of MMI, as a contribution to the capital of the Company.

Upon closing the acquisition of MMI the Company had 6,921,094 shares of its common stock outstanding. Subsequent to closing the acquisition of MMI, the Company issued common stock and/or granted stock options to various persons as consideration for services or to acquire certain assets. Those transactions involving management are summarized below. The Company has issued or granted to:

     Gary Adams (Chairman/CEO), 600,000 options exercisable at $.50 per share for 5 years from April 1, 1997, to acquire Mr. Adams' design work.

     Ted Aroney (Vice Chairman), 150,000 options exercisable at $1.75 per share for 5 years from April 2, 1997, for services.

     Mark Bergendahl (Director), 50,000 shares to purchase office furnishings, and 150,000 options exercisable at $1.75 per share for 5 years from April 2, 1997, for services.

     Mario Cesario (V.P.-Product Research), 30,000 shares to purchase equipment. The Company also agreed to issue 60,000 shares for services, subject to certain buy back provisions.

     Henry Fleming (Director), 250,000 options exercisable at $.50 per share for 5 years from April 1, 1997, for consulting services.

     Brad Wilhite (President-CAO), 100,000 shares and 100,000 options exercisable at $4.125 per share for 5 years from September 29, 1997, for services.

     Fred Funk (Company Golf Pro), 60,000 shares for services.

     Gary Moles (COO), 100,000 shares for services, subject to certain buy back provisions.

     Thomas Williams (V.P.- National Sales Manager), 25,000 shares for services, subject to certain buy back provisions.

The Company has purchased advertising services from a Company owned by Sal Lupo, an employee stockholder. Total fees billed for services during the first half of 1998 amounted to $451,150.

MMI

In January 1997, MMI issued 4,250,000 shares of common stock at a price of $.0005 per share to its founding shareholders which included Gary V. Adams, Ted Aroney and Sal Lupo. MMI subsequently sold 1,400,000 of its shares at $.50 per share to investors including persons who may serve as officers or directors of the Company. Therefore, MMI had 5,650,000 shares of its common stock outstanding prior to its acquisition by the Company . All of such shares were acquired by the Company in exchange for the issuance of 5,650,000 shares of the Company's common stock.

CONFLICTS OF INTEREST

Other than as described herein the Company is not expected to have significant dealings with affiliates. However, if there are such dealings the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person. Presently none of the officers and directors have any transactions which they contemplate entering into with the Company, aside from the matters described herein. Management will attempt to resolve any conflicts of interest that may arise in favor of the Company. Failure to do so could result in fiduciary liability to manage-

ment.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. The Company's by-laws indemnify its Officers and Directors to the full extent permitted by Nevada law. The by-laws with these exceptions eliminate any personal liability of a Director to the Company or its shareholders for monetary damages for the breach of a Director's fiduciary duty and therefore a Director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. The Company's Articles provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company to the maximum extent and under all circumstances permitted by law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest's of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                      DESCRIPTION OF SECURITIES

The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request therefor.

COMMON STOCK

The Company is presently authorized to issue 50,000,000 shares of $.001 par value common stock. The Company presently has 11,035,810 shares of common stock outstanding. The Company has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the Shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

The holders of common stock, including the Shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

PREFERRED STOCK

The Company is also presently authorized to issue 5,000,000 shares of $.001 par value Preferred Stock. Under the Company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the Preferred Stock of any other series. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of Preferred Stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

SERIES A WARRANTS

In connection with and as part of the terms of the acquisition of McHenry, shortly prior to consummating such acquisition the Company declared a distribution of Series A Warrants, to common stockholders of record as of March 31, 1997, on a 1 for 1 basis, with such distribution to be made subject to the effectiveness and upon the Effective Date of the registration statement covering sale of the shares underlying the Warrants (of which this prospectus is part); so the Company now has 1,271,094 Series A common stock purchase warrants (the "Warrants") outstanding. The Warrants are exercisable at $1.00 per share during the first year after the Effective Date, $1.50 per share during the second year after the Effective Date, and $2.00 per share during the third year after the Effective Date. Warrants are exercisable only if the registration statement is then in effect, and the exercise is registered or otherwise qualified in any state or other jurisdiction where required.

     (a) The Company may redeem all or a portion of the Warrants, at $.01 per warrant upon 30 days' prior written notice to the warrant holders in the event the Closing bid price of the Company's common stock exceeds or equals 200% of the exercise price per share for 20 consecutive trading days. The warrants may be redeemed only if a current registration statement is in effect with respect thereto. Any warrant holder who does not exercise his Warrants prior to the Redemption Date, as set forth on the Company's Notice of Redemption, will forfeit his right to purchase the shares of Common Stock underlying such Warrants, and after such Redemption Date any outstanding Warrants referred to in such Notice will become void and be canceled. If the Company does not redeem such Warrants, such warrants will expire at the conclusion of the exercise period unless extended by the Company.

     (b) The Company may at any time, and from time to time, extend the exercise period of the Warrants provided that written notice of such extension is given to the warrant holders prior to the expiration date thereof. Also, the Company may, at any time, reduce the exercise price thereof by written notification to the holders thereof. The Company does not presently contemplate any extensions of the exercise period or reduction in the exercise price of the Warrants.

     (c) The Warrants contain anti-dilution provisions with respect to the occurrence of certain events, such as stock splits or stock dividends. The anti-dilution provisions do not apply in the event of a merger or acquisition. In the event of liquidation, dissolution or winding-up of the Company, warrant holders will not be entitled to participate in the assets of the Company. Warrant holders have no voting, preemptive, liquidation or other rights of a stockholder of a Company, and no dividends may be declared on the Warrants.

     (d) The Warrants may be exercised by surrendering to the Company, a Warrant certificate evidencing the Warrants to be exercised, with the exercise form included therein duly completed and executed, and paying to the Company the exercise price per share in cash or check payable to the Company. Stock certificates will be issued as soon thereafter as practicable.

     (e) The Warrants were not exercisable until the Warrants and the shares of Common Stock underlying the Warrants were registered. The Company filed with the Commission a registration statement with respect to the issuance of such shares underlying the Warrants as soon as practicable following the Acquisition. This Prospectus is part of such registration statement and the date of this Prospectus is the effective date of the registration statement. The effective date of such registration statement is the "Commencement Date" for determining the exercise period of such Warrants. The Company will also seek to register or qualify the Common Stock issuable upon the exercise of the Warrants under the Blue Sky laws of all states in which holders of the Warrants may reside.

SHOP WARRANTS AND PRO WARRANTS

The Company is proposing to grant up to 1,000,000 warrants, referred to herein as "Shop Warrants" to dealers of the Company's products who are the first to purchase certain quantities of the Company's products. The Company is also proposing to grant up to 300,000 warrants, referred to herein as "Pro Warrants" to golf professionals who enter into agreements with the Company to use and endorse the Company's products in connection with Professional Golf Association events.

It is intended that these warrants will be exercisable for a two year term after their issuance, and will be issued in the future with exercise prices equal to their current fair market value at the time of issuance, determined by taking the average of the bid and asked prices quoted by the three highest market makers during the five trading days immediately preceding the issuance of the warrant. The Company will have the ability to redeem all or a portion of these Warrants also, at $.01 per warrant upon 30 days' prior written notice to the warrant holders in the event the Closing bid price of the Company's common stock exceeds or equals the exercise price per share for 10 consecutive trading days. Otherwise, these Warrants will have the same provisions as the Series A Warrants previously described.

TRANSFER AGENT

The transfer agent for the Company is Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

ANNUAL REPORTS

The Company intends to furnish annual reports to shareholders which will contain financial statements audited by independent certified public accountants and such other interim reports as the Company may determine.

DIVIDEND POLICY

The Company has not paid any cash dividends on common stock to date and does not anticipate paying cash dividends on common stock in the foreseeable future. The Company intends for the foreseeable future to follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business. The Company does intend to pay stock dividends on its preferred stock in accordance with the terms thereof.

                   SHARES ELIGIBLE FOR FUTURE SALE

Of the 11,035,810 shares of the Company's common stock outstanding prior to the exercise of any Warrants, 1,271,094 shares are freely tradeable or eligible to be sold in the public market that exists for the Common Stock. In addition, the 2,571,094 shares of Common Stock underlying the Warrants will also be freely tradeable into the public market immediately upon issuance. Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock. Furthermore, all of the remaining shares of Common Stock presently outstanding are restricted and/or affiliate securities which are not presently, but may in the future be sold into any public market that may exist for the Common Stock, pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any three-month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the Stock becomes quoted on NASDAQ or a stock exchange), the reported average weekly trading volume during the four calendar weeks preceding the sale; provided, that at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders of substantial amounts of Common Stock into the public market could depress the market prices of the Common Stock in any such market.

                         PLAN OF DISTRIBUTION

This Prospectus and the registration statement of which it is part relate to the offer and sale of 1,271,094 redeemable Series A Warrants, 1,000,000 redeemable Shop Warrants, 300,000 redeemable Pro Warrants, and 2,571,094 shares of Common Stock of the Company underlying these Warrants. As soon as practicable after the date of this Prospectus, the Series A Warrants will be distributed to the record holders of the Company's Common Stock as of March 31, 1997. Series A Warrants are exercisable at a price of $1.00 per share during the first year, at $1.50 during the second year and at $2.00 during the third year after the date of this Prospectus. The Shop Warrants and Prop Warrants will be issued at various dates in the future, and will be exercisable at prices to be determined at such times, by reference to the current fair market value of the Common Stock. The Warrants were not distributed and did not constitute an offer by the Company to sell the Shares prior to the date of this prospectus.

The offering will be managed by the Company without an underwriter, and the Shares will be offered and sold by the Company, without any discount, sales commissions or other compensation being paid to anyone in connection with the offering. In connection therewith, the Company will pay the costs of preparing, mailing and distributing this Prospectus to the holders of the Warrants. Brokers, nominees, fiduciaries and other custodians will be requested to forward copies of this Prospectus to the beneficial owners of securities held of record by them, and such custodians will be reimbursed for their expenses.

There is no assurance that all or any of the Shares will be sold, nor any requirement, or escrow provisions to assure that, any minimum amount of Warrants will be exercised. All funds received upon the exercise of any Warrants will be immediately available to the Company for its use.

EXERCISE PROCEDURES

Warrants may be exercised in whole or in part by presentation of the Warrant Certificate, with the Purchase Form on the reverse side thereof filled out and signed at the bottom thereof, together with payment of the Exercise Price and any applicable taxes at the principal office of Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. Payment of the Exercise Price shall be made in lawful money of the United States of America by wire transfer or check payable to the order of "McHenry Metals Golf Corp."

All holders of warrants will be given an independent right to exercise their purchase rights. If, as and when properly completed and duly executed notices of exercise are received by the Transfer Agent and/or Warrant Agent, together with the Certificates being surrendered and full payment of the Exercise Price in cleared funds, the checks or other funds will be delivered to the Company and the Transfer Agent and/or Warrant Agent will promptly issue certificates for the underlying Common Stock. It is presently estimated that certificates for the shares of Common Stock will be available for delivery in Salt Lake City, Utah at the close of business on the tenth business day after the receipt of all required documents and funds.

                          LEGAL PROCEEDINGS

On January 30, 1998, Pacific Golf Holdings, a California corporation operating as GolfGear International, filed a lawsuit against McHenry Metals Golf Corp. in U.S. District Court for the Southern District of California, alleging patent infringement. GolfGear claims that the Company's TourPure line of golf clubs infringes on two of GolfGear's U.S. patents relating to the materials and construction of the club face. The suit seeks injunctive relief to enjoin the alleged infringement, and monetary relief for damages arising from the alleged infringement, in unspecified amounts. These claims were presented to the Company prior to filing of the lawsuit, but were rejected by the Company as being unfounded. The Company has been advised by its patent counsel that the claims have substantive shortcomings; therefore the Company will vigorously defend the case against claims which are believed to be invalid. However, there can be no assurance regarding the outcome of this litigation, and no assurance exists that the litigation will not have a material adverse effect on the Company and its business.

To the knowledge of management, there is no other material litigation pending or threatened against the Company. The validity of the issuance of the Shares offered hereby will be passed upon for the Company by Thomas G. Kimble & Associates, Salt Lake City, Utah.

                               EXPERTS

The December 31, 1997 consolidated financial statements of the Company (formerly known as McHenry Metals, Inc.), included in this Prospectus have been audited by Clumeck, Stern, Phillips & Schenkelberg, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance on such report given upon the authority of that firm as experts in accounting and auditing.

                   MCHENRY METALS GOLF CORP. AND SUBSIDIARY

                               FINANCIAL REPORT

                                MARCH 31, 1998





                               TABLE OF CONTENTS

                                                        Page

Independent Accountants' Report                           2

Financial Statements
      Consolidated Balance Sheet                          3
      Consolidated Statement of Stockholders' Equity      4
      Consolidated Statement of Operations                5
      Consolidated Statement of Cash Flows                6
      Notes to Consolidated Financial Statements        7-10

                        INDEPENDENT ACCOUNTANTS' REPORT



To the Board of Directors
McHenry Metals Golf Corp. and Subsidiary
Carlsbad, California


We have reviewed the accompanying consolidated balance sheet of McHenry Metals Golf Corp. and Subsidiary as of March 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the three months then ended. These financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted accounting standards, the objective of which is the expression of any opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.



                      CLUMECK, STERN, PHILLIPS & SCHENKELBERG
                        Certified Public Accountants

Encino, California
April 29, 1998

                   MCHENRY METALS GOLF CORP. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                MARCH 31, 1998


                                    ASSETS

CURRENT ASSETS
      Cash                                              $   5,212,694
      Accounts receivable, net of allowance of $77,800      1,202,388
      Inventory                                             1,366,194
      Prepaid expenses                                        162,363
      Advances to employees                                    13,390
                                                            ---------
            Total Current Assets                            7,957,029

PROPERTY AND EQUIPMENT, net of
      accumulated depreciation of $71,677                     452,745

OTHER ASSETS
      Patents and trademarks, net of
        accumulated amortization of $1,796                     30,126
      Deposits                                                  7,026
                                                           ----------
TOTAL ASSETS                                            $   8,446,926
                                                           ==========
                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                  $   2,459,091
      Accrued expenses                                        171,261
      Leases payable - current portion                         13,095
                                                            ---------
            Total Current Liabilities                       2,643,447
                                                            ---------
LONG TERM LIABILITIES
      Leases payable, net of current portion                   31,690
                                                            ---------
STOCKHOLDERS' EQUITY
      Common stock, $.001 par value, authorized
      50,000,000 shares; issued and outstanding
      10,994,110 shares                                        10,994
      Preferred stock, $.001 par value, authorized
      5,000,000 shares; no shares issued or
      outstanding                                                 -
      Additional paid in capital                           10,022,183
      Unearned compensation                              (    471,967)
      Accumulated deficit                                (  3,789,421)
                                                           ----------
                                                            5,771,789
                                                           ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $   8,446,926
                                                           ==========


          (See Accountants' Report and Notes to Financial Statements)

                   MCHENRY METALS GOLF CORP. AND SUBSIDIARY

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                       THREE MONTHS ENDED MARCH 31, 1998

                                 Common Stock      Additional
                             Number of             Paid - In   Accumulated
                              Shares     Amount     Capital      Deficit

Balance, December 31, 1997   8,790,794  $ 8,791  $ 3,759,381  $(2,599,758)

Common stock issued
 for cash                    2,032,066    2,032    5,875,717

Common stock issued
 for compensation              171,250      171      405,662

Options granted to vendors        -         -         16,725

Cost of raising capital                           (   35,302)

Net loss                                                       (1,189,663)
                            ----------   ------   ----------    ---------
Balance, March 31, 1998     10,994,110  $10,994  $10,022,183  $(3,789,421)
                            ==========   ======   ==========    =========


          (See Accountants' Report and Notes to Financial Statements)

                   MCHENRY METALS GOLF CORP. AND SUBSIDIARY

                     CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                       THREE MONTHS ENDED MARCH 31, 1998


NET SALES                                $ 1,238,489

COST OF SALES                                748,268
                                           ---------
GROSS PROFIT                                 490,221
                                           ---------
OPERATING EXPENSES
      Marketing                              538,450
      Tour promotion                         174,282
      Sales and service                      472,109
      Research and development               110,545
      General and administrative             390,054
                                           ---------
                                           1,685,440
                                           ---------
OPERATING LOSS                            (1,195,219)

INTEREST INCOME, net                           7,181
                                           ---------
LOSS BEFORE PROVISION FOR INCOME TAXES    (1,188,038)

PROVISION FOR INCOME TAXES
      Current                                  1,625
                                           ---------
NET LOSS                                 $(1,189,663)
                                           =========
NET LOSS PER SHARE                       $(      .13)
                                           =========






          (See Accountants' Report and Notes to Financial Statements)

                   MCHENRY METALS GOLF CORP. AND SUBSIDIARY

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                       THREE MONTHS ENDED MARCH 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                             $(1,189,663)
                                                         ----------
   Adjustments to reconcile net loss to net
      cash used in operating activities
         Depreciation and amortization                       39,869
         Expenses paid by the issuance of stock              38,943
         (Increase) decrease in operating assets
            Accounts receivable                          (1,178,388)
            Inventory                                    (1,256,490)
            Prepaid expenses                             (   87,330)
            Deposits                                     (    1,535)
         Increase (decrease) in operating liabilities
            Accounts payable                              2,160,167
            Accrued expenses                                102,342
            Contract payable                             (   50,000)
            Common stock payable                         (   28,389)
                                                         ----------
               Total adjustments                         (  260,811)
                                                         ----------
NET CASH USED IN OPERATING ACTIVITIES                    (1,450,474)
                                                         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Property and equipment                                (   90,239)
   Patents and trademarks                                (    3,856)
   Advances to employees                                 (    1,940)
                                                         ----------
NET CASH USED IN INVESTING ACTIVITIES                    (   96,035)
                                                         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Sale of common stock                                   5,877,749
   Cost of raising capital                               (   35,302)
   Payment on leases payable                             (    4,338)
                                                         ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                 5,838,109
                                                         ----------
NET INCREASE IN CASH                                      4,291,600

CASH, January 1                                             921,094
                                                         ----------
CASH, March 31                                          $ 5,212,694
                                                         ==========
SUPPLEMENTAL CASH FLOW INFORMATION
   CASH PAID:
      Income taxes                                      $     1,625
                                                         ==========
      Interest                                          $       405
                                                         ==========



          (See Accountants' Report and Notes to Financial Statements)

                   MCHENRY METALS GOLF CORP. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                       THREE MONTHS ENDED MARCH 31, 1998


NOTE 1 - FINANCIAL STATEMENTS

The accompanying financial statements include the accounts of McHenry Metals Golf Corp. and its wholly owned subsidiary McHenry
Metals, Inc.  All intercompany transactions have been eliminated.

Prior to 1998, the Company was a development stage company.
In 1998, the Company started the manufacture and sale of its line of golf clubs.

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements presented are unaudited and prepared in accordance with generally accepted accounting principles for interim reporting. Accordingly, they do not include all the information and disclosures required by generally accepted accounting principles for complete financial statements.
These statements should be read in conjunction with the financial statements and related notes included in the Company's annual report for the period ended December 31, 1997.


NOTE 2 - INVENTORY

Inventory consists of the following at March 31, 1998

                        Raw Material     $   708,029
                        Work-in-process      584,197
                        Finished goods        73,968
                                          ----------
                                         $ 1,366,194
                                          ==========

NOTE 3 - LOSS PER SHARE

The computation of loss per share of common stock was based on the weighted average number of shares outstanding of 9,173,847.


                           (See Accountants' Report)

                   MCHENRY METALS GOLF CORP. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                       THREE MONTHS ENDED MARCH 31, 1998

NOTE 4 - LEASES PAYABLE

The Company leases equipment with a cost of $51,775 under capital leases. The following is a schedule of future minimum payments required under the leases together with their present value as of March 31, 1998.

            December 31,
              1998                              $ 14,040
              1999                                21,055
              2000                                17,691
              2001                                 7,435
                                                 -------
              Total minimum lease payments        60,221
              Less amount representing interest   15,436
                                                 -------
      Present value of minimum lease payments   $ 44,785
                                                 =======

NOTE 5 - RESTRICTED STOCK AND STOCK OPTIONS GRANTED

The Company has awarded restricted stock to some of its employees and others as part of their compensation package. It also granted, in 1997, stock options to other employees as part of their compensation package. The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, for the stock options, no compensation cost has been recognized. Had compensation cost for the stock options been determined based on the fair value at the grant dates, consistent with the alternative method set forth under SFAS 123, the Company's net loss for 1998 would have been increased by an immaterial amount.


                           (See Accountants' Report)

                   MCHENRY METALS GOLF CORP. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                       THREE MONTHS ENDED MARCH 31, 1998

NOTE 5 - RESTRICTED STOCK AND STOCK OPTIONS GRANTED (CONTINUED)

      The Board of Directors has granted the following stock options:

                              Options     Option Price    Exercise date

            Options granted   600,000     $   .500    Up to September 1, 2000

            Options granted   250,000     $   .500    100,000 on or after
                                                      December 31, 1997;
                                                      150,000 on or after
                                                      December 31, 1998

            Options granted   300,000     $  1.750    200,000 on or after
                                                      December 31, 1997;
                                                      100,000 on or after
                                                      December 31, 1998
                                                      up to May 27, 2000


            Options granted   125,000     $  4.125    Up to September 29, 2000

            Options granted    20,000     $  4.125    Before September 1, 2000

            Options granted    20,000     $  4.750    2,500 shares per quarter
                                                      beginning April 15, 1998
                                                      Expire January 4, 2000

       Series A warrants    1,271,094    $1 - 2.00    Up to June, 2001
                            ---------

       Options outstanding
       at March 31, 1998    2,586,094
                            =========
       Options exercisable
       at March 31, 1998    1,045,000
                            =========

    The following stock was issued for compensation:

     Shares    Date  Market Value Purpose           Earning Period

     85,000   4/01/97   $   .50 Employee compensation 24-36 months
     20,000   8/11/97          Invoice payment       -
      2,500   9/22/97          Invoice payment       -
      1,250   9/30/97          Invoice payment       -
     50,000   1/02/98      5.00 Pro-player/Celebrity
                                           promotions 24 months
     12,500   4/02/98      5.00 Employee compensation 24 months
    -------
    171,250
    =======

                           (See Accountants' Report)

                   MCHENRY METALS GOLF CORP. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                       THREE MONTHS ENDED MARCH 31, 1998


NOTE 5 - RESTRICTED STOCK AND STOCK OPTIONS GRANTED (CONTINUED)

Unearned compensation has been charged for the value of the stock on the date of grant based upon the market value of the stock at that date. These amounts are amortized over the earning period. The unamortized portion is shown as a reduction of stockholders' equity.


NOTE 6 - STOCK OPTION PLAN

The Company has an employee incentive stock option plan under Internal Revenue Code Section 422. One million three hundred fifteen thousand options have been granted under this plan.


NOTE 7 - SUBSEQUENT EVENTS

The Board of Directors authorized the registration for public sale of 300,000 warrants for the purchase of 300,000 shares of common stock at the current market price of the stock on the date such warrants are issued.

The Company has committed to issue 41,700 shares in exchange for services.

The Company is negotiating with a bank for a $4,000,000 line of credit. The current letter of intent would require the issuance of 25,000 warrants as a loan fee. The line of credit would be collateralized by the Company's assets excluding inventory and leased equipment.



                           (See Accountants' Report)

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

                          FINANCIAL REPORT

                         DECEMBER 31, 1997





                         TABLE OF CONTENTS

                                                           Page

  Independent Auditors' Report                               2

  Financial Statements
    Consolidated Balance Sheet                               3
    Consolidated Statement of Stockholders' Equity           4
    Consolidated Statement of Operations                     5
    Consolidated Statement of Cash Flow                      6
    Notes to Consolidated Financial Statements              7-14

                    INDEPENDENT AUDITORS' REPORT



  To the Board of Directors
  McHenry Metals Golf Corp. and Subsidiary
  Carlsbad, California


  We have audited the consolidated balance sheet of McHenry Metals Golf Corp. and Subsidiary (a development stage company), as of December 31, 1997 and the related consolidated statements of stockholders' equity, operations and cash flows for the period January 13, 1997 to December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of McHenry Metals Golf Corp. and Subsidiary as of December 31, 1997 and the results of its operations and its cash flow for the period January 13, 1997 to December 31, 1997 in conformity with generally accepted accounting principles.





         CLUMECK, STERN, PHILLIPS & SCHENKELBERG
           Certified Public Accountants


  Encino, California
  February 12, 1998

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

                     CONSOLIDATED BALANCE SHEET
                         DECEMBER 31, 1997

                               ASSETS

  CURRENT ASSETS
    Cash                                                $    921,094
    Inventory                                                109,704
    Prepaid expenses                                          75,033
    Advances to employees                                     11,450
    Note receivable                                           24,000
                                                           ---------
     Total Current Assets                                  1,141,281

  PROPERTY AND EQUIPMENT, net of
    accumulated depreciation of $32,814                      401,369

  OTHER ASSETS
    Patents and trademarks, net of
      accumulated amortization of $790                        27,276
    Deposits                                                   5,491
                                                           ---------
  TOTAL ASSETS                                           $ 1,575,417
                                                           =========
                LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES
    Accounts payable                                    $    298,924
    Accrued salaries and benefits                             68,919
    Common stock payable                                      28,389
    Contract payable                                          50,000
    Leases payable                                            12,243
                                                           ---------
     Total Current Liabilities                               458,475
                                                           ---------
  LONG TERM LIABILITIES
    Leases payable, net of current portion                    36,880
                                                           ---------
  COMMITMENTS

  STOCKHOLDERS' EQUITY
    Common stock, $.001 par value, authorized 50,000,000
      shares; issued and outstanding 8,790,794 shares          8,791
    Preferred stock, $.001 par value, authorized 5,000,000
      shares; no shares issued or outstanding                   -
    Additional paid in capital                             3,759,381
    Unearned compensation                                 (   88,352)
    Deficit accumulated during development stage          (2,599,758)
                                                           ---------
                                                           1,080,062
                                                           ---------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 1,575,417
                                                           =========

                      (See Notes to Financial Statements)
                                       3

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                JANUARY 13, 1997 TO DECEMBER 31, 1997

                                                                      Deficit
                                                                     Accumulated
                              Common Stock    Additional             During the   Total
                           Number of          Paid - In   Unearned   Development Stockholders
                             Shares   Amount   Capital  Compensation Stage        Equity
                           ---------  ------  ---------------------- -----------  ---------
Common stock issued
  for cash

  February, 1997           4,250,000 $ 4,250 $(    2,125)
  March, 1997              1,390,000   1,390     693,610
  April, 1997                 10,000      10       4,990
  September, 1997          1,447,000   1,447   2,892,553
                           ---------  ------  ----------   -------   ----------   ---------
                           7,097,000   7,097   3,589,028                         $3,596,125
                           ---------  ------  ----------   -------   ----------   ---------
Common stock issued
  in subsidiary
  acquisition transaction  1,271,094   1,271   (   1,271)                              -

Common stock issued
  for furniture
  And compensation           422,700     423     288,427   (88,352)                 200,498

Cost of raising capital                        ( 116,803)                         ( 116,803)

Common stockholder loss
  for the period
  January 13 to
  December 31, 1997                                                  (2,599,758) (2,599,758)
                           ---------  ------  ----------   -------   ----------   ---------
                           8,790,794 $ 8,791 $ 3,759,381  $(88,352) $(2,599,758) $1,080,062
                           =========  ======  ==========   =======   ==========   =========

                  (See Notes to Financial Statements)

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

                CONSOLIDATED STATEMENT OF OPERATIONS

               JANUARY 13, 1997 TO DECEMBER 31, 1997


  SALES                                          $        -
                                                  -----------
  EXPENSES

    Contract labor                               $    325,014
    Depreciation and amortization                      33,604
    Event sponsorship                                   5,900
    Insurance                                          14,037

    Legal and professional                             94,820
    Marketing costs                                   472,355
    Office expense                                     79,372
    Payroll taxes and benefits                         53,375

    Postage and delivery                               42,003
    Professional players fees                         312,500
    Rent                                               54,182
    Research and development                          123,595

    Salaries                                          788,713
    Supplies                                           37,547
    Telephone                                          33,839
    Travel and entertainment                          101,331
    Miscellaneous                                      47,590
                                                  -----------
                                                    2,619,777

  INTEREST INCOME                                      20,819
                                                  -----------
  LOSS BEFORE PROVISION FOR INCOME TAXES           (2,598,958)

  PROVISION FOR INCOME TAXES
    Current                                               800
                                                  -----------
  NET LOSS                                       $ (2,599,758)
                                                  ===========
  NET LOSS PER SHARE                             $ (      .38)
                                                  ===========


                      (See Notes to Financial Statements)
                                       5

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

                CONSOLIDATED STATEMENT OF CASH FLOWS

               JANUARY 13, 1997 TO DECEMBER 31, 1997

  CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                            $(2,599,758)
                                                         ----------
    Adjustments to reconcile net loss to net
      cash (used in) operating activities
        Depreciation and amortization                        33,604
        Expenses paid by the issuance of stock              136,648
        (Increase) decrease in operating assets
          Inventory                                      (  109,704)
          Prepaid expenses                               (   75,033)
          Deposits                                       (    5,491)
        Increase (decrease) in operating liabilities
          Accounts payable                                  277,149
          Accrued salaries and benefits                      68,919
          Contract payable                                   50,000
          Common stock payable                               28,389
                                                         ----------
             Total adjustments                              404,481
                                                         ----------
  NET CASH USED IN OPERATING ACTIVITIES                  (2,195,277)
                                                         ----------
  CASH FLOWS FROM INVESTING ACTIVITIES
    Property and equipment                               (  296,782)
    Patents and trademarks                               (   28,066)
    Advances to employees                                (   11,450)
    Increase in note receivable                          (   24,000)
                                                         ----------
  NET CASH USED IN INVESTING ACTIVITIES                  (  360,298)
                                                         ----------
  CASH FLOWS FROM FINANCING ACTIVITIES
    Sale of common stock                                  3,596,125
    Cost of raising capital                              (  116,803)
    Payment on leases payable                            (    2,653)
                                                         ----------
  NET CASH PROVIDED BY FINANCING ACTIVITIES               3,476,669
                                                         ----------
  NET INCREASE IN CASH                                      921,094

  CASH, Beginning of period                                     -
                                                         ----------
  CASH, End of period                                   $   921,094
                                                         ==========
  SUPPLEMENTAL CASH FLOW INFORMATION
    CASH PAID:
      Income taxes                                      $       800
                                                         ==========
      Interest                                          $       618
                                                         ==========
  NON CASH INVESTING AND FINANCING ACTIVITIES
    Acquisition of equipment under capitalized leases   $    51,775
                                                         ==========


                      (See Notes to Financial Statements)

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               JANUARY 13, 1997 TO DECEMBER 31, 1997


  NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Consolidation

     McHenry Metals Golf Corp. was incorporated in 1985 in Utah under the name of White Pine, Inc.. In 1986 the name was changed to Symphony Holding Company. In 1993 the corporate domicile was changed from Utah to Nevada and the corporation changed its name to Symphony Ventures, Inc.. In 1996, the name was changed to Micro-ASI International, Inc.. Upon the acquisition of 100% ownership of McHenry Metals, Inc. (subsidiary) in April, 1997, the company's name was changed to McHenry Metals Golf Corp..

      McHenry Metals, Inc., the subsidiary, was organized under the laws of Illinois on January 13, 1997, to engage in the manufacture and sale of a new line of golf related equipment. It is currently in the developmental stage of operations devoting its time to raising capital, promotion of future products and administrative functions.

      The acquisition of McHenry Metals, Inc. is accounted for as a reverse acquisition that results in a recapitalization of Subsidiary as it is deemed to be the acquiring corporation.

      All intercompany transactions have been eliminated.

    Inventory

      Inventory is valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

       Raw materials              $   84,693
       Work in process                25,011
                                   ---------
                                  $  109,704
                                   =========
    Property and Equipment

     Property and equipment are stated at cost. Those items that had been placed in service are being depreciated over their estimated useful lives of two to seven years using the straight-line method.

    Patents and Trademarks

     The patents and trademarks are recorded at cost and amortized over seventeen years using the straight-line method.

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               JANUARY 13, 1997 TO DECEMBER 31, 1997

  NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Stock Based Compensation
     In October, 1995, the Financial Accounting Standards Board issued
      Statement 123, Accounting for Stock-Based Compensation. This statement permits a company to choose either a new fair value based method or the current APB Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. The statement requires pro forma disclosures of net income and earnings per share computed as if the fair value method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under Opinion 25. The Company has elected to follow Opinion 25 and make the required disclosures as outlined in Statement 123 (see Note 9).

    Income Taxes
     The Company accounts for income taxes in accordance with statement
      Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year which the differences are expected to be settled or realized.

    Loss per Share
     The computations of loss per share of common stock are based on the weighted average number of shares outstanding of 6,897,795 shares.

    Advertising Costs
     The Company expenses advertising costs when incurred. Trade and consumer ad space and event sponsorships totaled $248,103.

    Revenue Recognition

     Sales revenue is recognized at the date of shipment to customers.
       Provision is made for an estimate of product returns and doubtful accounts and is based on estimates due to lack of historical experience.

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               JANUARY 13, 1997 TO DECEMBER 31, 1997


  NOTE 2 - PROPERTY & EQUIPMENT

    Property and equipment are recorded as follows:

        Capitalized lease equipment         $   51,775
        Office equipment and furniture          95,672
        Computer equipment and software         65,099
        Machinery and equipment                 10,536
        Show booth                              75,250
        Leasehold improvements                  21,493
        Tooling                                114,358
                                             ---------
                                               434,183
        Accumulated depreciation                32,814
                                             ---------
                                             $ 401,369
                                             =========

  NOTE 3 - COMMON STOCK PAYABLE

    The Company has committed to issue 108,750 shares in connection with employee compensation and the purchase of services from vendors.


  NOTE 4 - LEASES PAYABLE
    The Company leases equipment with a cost of $51,775 under capital leases and accumulated depreciation of $1,202 at December 31, 1997. The following is a schedule of future minimum payments required under the leases together with their present value as of December 31, 1997:

       1998                                     $ 21,055
       1999                                       21,055
       2000                                       17,691
       2001                                        7,435
                                               ---------
       Total minimum lease payments               67,236
       Less amount representing interest          18,113
                                               ---------
       Present value of minimum lease payments  $ 49,123
                                               =========

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               JANUARY 13, 1997 TO DECEMBER 31, 1997


  NOTE 5 - INCOME TAXES

    The Company has an operating loss for the year that can be used to offset future taxable income. Since this is a development stage company and the future taxable income stream is uncertain, no deferred tax benefit has been recorded for the possible use of this operating loss. If unused, the loss will expire for federal purposes in 2012.


  NOTE 6 - COMMITMENTS

    Lease

     The Company has signed a lease for office space in Illinois beginning
      January 1, 1998 and ending December 31, 2000. The lease calls for monthly payments of $1,500, plus escalations.

     The Company has also signed a lease for space in California beginning
      May 1, 1997 and ending October 31, 1998. The lease calls for monthly payments of $4,261 plus increases in maintenance charges. The Company has an option to extend the lease an additional two years.

     The future minimum rentals including the anticipated option period are:

        1998                                    $  68,858
        1999                                       71,529
        2000                                       65,407
                                                 --------
                                                $ 205,794
                                                 ========
     Rent expense, representing minimum rents, amounted to $49,836.

  Contracts

   The Company has signed three contracts for product promotion for periods through December 31, 1999. The contracts call for payments of $179,167 cash and 80,000 shares of stock in 1997, $332,500 in 1998 and
     $357,500 in 1999. The value assigned to the stock of $133,333 was determined in renegotiations with the principals for payment of a portion of the cash compensation required by the contracts. The annual contract amount is charged to expense ratably over the year. The amount expensed in 1997 was $312,500. In addition, bonuses will be paid up to $151,000 for each major tournament victory. Placement in tournaments in less than first place calls for a smaller bonus as
     specified in each contract.   The stock has not yet been issued on one
     of the contracts.

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               JANUARY 13, 1997 TO DECEMBER 31, 1997


  NOTE 6 - COMMITMENTS (CONTINUED)
    Employment Contracts

     An employment contract has been signed with an officer/stockholder for a term of three years. The minimum annual compensation is $150,000. Employment contracts with other employees of the Company do not exceed one year.

    Warrants

     The Board of Directors has authorized the registration for restricted public sale up to a maximum of 1,000,000 warrants representing the right to purchase a maximum of 1,000,000 shares of common stock. The purchase price of the shares will be the trading price of the Company stock on the date the warrants are issued. The warrants will be offered to a limited number of customers.

     The Company has declared a warrant distribution of Common Stock
      Purchase Warrants to all stockholders of the Parent who were stockholders of record as of March 31, 1997. These warrants and the common stock underlying the warrants will be registered with the Securities and Exchange Commission.


  NOTE 7 - CONCENTRATION OF RISK

    The Company maintains its cash in bank deposit and brokerage accounts which, at times, may exceed federally insured limits. The Company believes it is not exposed to any significant credit risk on cash.

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               JANUARY 13, 1997 TO DECEMBER 31, 1997


  NOTE 8 - FORWARD STOCK SPLIT

    As a negotiated term of the acquisition of the subsidiary, the Parent's Board of Directors approved a 2.2 to 1 forward split of its outstanding common stock effective April 1, 1997. This increased the number of shares outstanding, from 577,770 shares to 1,271,094 shares, before the issuance of shares for the acquisition of the subsidiary.


  NOTE 9 - RESTRICTED STOCK AND STOCK OPTIONS GRANTED

    The Company has awarded restricted stock to some of its employees as part of the compensation package under the employment contracts being finalized. It has also granted stock options to other employees as part of their compensation package. The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, for the stock options, no compensation cost has been recognized. The compensation cost charged against income for the restricted stock award was $48,837. Had compensation cost for the stock options been determined based on the fair value at the grant dates, consistent with the alternative method set forth under SFAS 123, the Company's net loss would have been increased by $99,000.

     The Board of Directors has granted the following stock options:

                              Options  Option Price    Exercise date
      Options granted         600,000  $   .500 Up to September 1, 2000

      Options granted         250,000  $   .500    100,000 on or after
                                                     December 31, 1997;
                                                   150,000 on or after
                                                     December 31, 1998

      Options granted         300,000   $ 1.750    200,000 on or after
                                                     December 31, 1997;
                                                   100,000 on or after
                                                     December 31, 1998
                                                    up to May 27, 2000

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               JANUARY 13, 1997 TO DECEMBER 31, 1997


  NOTE 9 - RESTRICTED STOCK AND STOCK OPTIONS GRANTED (CONTINUED)

                              Options   Option Price    Exercise date
      Options granted         125,000   $ 4.125 Up to September 28, 2000

      Options granted          20,000   $ 4.125 After January 31, 1998 and
                                                 before September 1, 2000

      Series A warrants     1,271,094   $1 - 2.00  Up to June, 2001
                            ---------
      Options outstanding
      at December 31, 1997  2,566,094
                            =========
      Options exercisable
      at December 31, 1997    725,000
                            =========
    Unearned compensation has been charged for the value of the stock granted to employees on the date of grant based upon the value of the stock at that date. These amounts are amortized over the earning period. The unamortized portion is shown as a reduction of stockholders' equity.


  NOTE 10 - STOCK OPTION PLAN

    The Board of Directors and the Shareholders have approved a stock option plan effective April 1, 1997. The plan authorized the granting of options to purchase an aggregate of 2,295,000 shares of common stock of the Company. The purchase price of each share of stock covered by the option plan shall be equal to the fair market value of the Company's common stock on the date of grant. Options granted to a ten percent or more shareholder will have a price equal to one hundred ten percent (110%) of the fair market value on the grant date. One million two hundred ninety-five thousand options have been granted under this plan.


  NOTE 11 - RELATED PARTY TRANSACTIONS

    The Board of Directors approved the issuance of 107,700 shares of stock to stockholders, board members and others for purchase of furniture and equipment from them valued at $53,850.

    The Company purchased advertising services from a company owned by an employee/stockholder. Total was approximately $300,000.

              MCHENRY METALS GOLF CORP. AND SUBSIDIARY
                   (A Development Stage Company)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               JANUARY 13, 1997 TO DECEMBER 31, 1997



  NOTE 12  401(k) PLAN
    The Company adopted a 401(k) plan effective February 1, 1998. Employees who have reached the age of 21 and have completed one year of service or were employees as of the effective date are eligible to participate. Contributions by the Company will be made at the discretion of the Board of Directors.


  NOTE 13  SUBSEQUENT EVENTS
    The Company is a defendant in a patent infringement lawsuit filed in 1998. McHenry Metals has been advised by its patent counsel that in his opinion, the claims made in the suit have substantive shortcomings. However, there can be no assurance regarding the outcome of the litigation; and no assurance exists that the litigation will not have a material adverse effect upon the Company and its business.

    Effective January 1, 1998, the Company signed professional endorsement agreements with two individuals. The agreements are for a two year term. Compensation will be the issuance of 40,000 shares of the Company stock.

NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAT THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES COVERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, IN ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


UNTIL [90 DAYS AFTER THE DATE OF THIS PROSPECTUS], ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


TABLE OF CONTENTS. . . . . . . . . . . . . . . . . .INSIDE FRONT COVER








                      MCHENRY METALS GOLF CORP.



                       2,571,094 WARRANTS AND
                          UNDERLYING SHARES







                             WARRANTS AND
                             COMMON STOCK






                              PROSPECTUS





                                          , 1998

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

(b) The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this registration statement:

                                                              Amount

SEC registration fee                                        $ 2,896.19
Blue sky fees and expenses                                    4,500.00
Printing and shipping expenses                                  500.00
Legal fees and expenses                                      45,000.00
Accounting fees and expenses                                  6,000.00
Transfer and Miscellaneous expenses                           1,103.81
                                                     -----------------
       Total                                               $ 60,000.00

*  All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On April 1, 1997, the Company entered into an Agreement and Plan of Reorganization with McHenry Metals, Inc. ("MMI"). Pursuant to the Agreement, the Company forward split its common stock on a 2.2 for 1 basis, and then issued 5,650,000 post split shares of its authorized but previously unissued common stock to all the existing shareholders of MMI (fewer than 35 persons), and acquired all the issued and outstanding stock of MMI in a stock for stock exchange (the "Acquisition") whereupon MMI became a wholly-owned subsidiary of the Company. The Acquisition was not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

MMI was incorporated in January, 1997, under the laws of the State of Illinois to design and market golf clubs and related equipment. In February, 1997, shortly after incorporation, MMI issued 4,250,000 shares to its 4 initial founding stockholders in exchange for $2,125 cash. These persons became the initial officers, directors and counsel for the Company. This transaction was not registered under the Act in reliance on the exemption from registration in
Section 4(2) of the Act, as a transaction not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

Contemporaneous with the Acquisition, MMI issued 1,400,000 shares of common stock to 30 accredited investors and raised $700,000 in a non public offering of its securities. These persons were all business and professional associates and acquaintances of officers or directors and also included existing officers or directors of the Company. There were no underwriting discounts or commissions. These transactions were not registered under the Act, in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

Subsequent to the Acquisition, in September, 1997, the Company issued 1,447,000 shares of common stock to 90 accredited investors and 13 other persons, and raised $2,894,000 of capital through a non public offering of its securities. These persons were business and professional associates and acquaintances of management and existing stockholders, as well as persons who had previously invested. There were no underwriting discounts or commissions. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, and Rule 506 of Regulation D promulgated thereunder, as transactions not involving any public offering. Form D was filed with the Securities and Exchange Commission. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

During 1997, the Company has issued a total of 422,700 shares of its common stock in privately negotiated transactions, to 9 different persons, in exchange for furniture or other assets, or as compensation. These persons were all employees, suppliers and vendors with whom the Company did business, who accepted stock in lieu of cash for goods and services. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

During December, 1997, to March, 1998, the Company conducted a non public offering of units consisting of common stock and warrants. Pursuant thereto, the Company sold 638,066 shares of common stock and 319,033 warrants to 84 accredited investors and 4 other persons, and raised $2,392,747.50 in gross
proceeds.   These persons were business and professional associates and acquaintances of management and existing stockholders, as well as persons who had previously invested. There were no underwriting discounts or commissions. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, and Rule 506 of Regulation D promulgated thereunder. Form D was filed with the Securities and Exchange Commission. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

During April, 1998, the Company offered and sold 1,394,000 shares of common stock to a small group of investors, and raised $3,485,000. These persons were existing stockholders who had previously invested and/or accredited investors, and were business and professional associates and acquaintances of management. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2), as a transaction not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

During 1998, the Company has thus far issued a total of 204,250 shares of its common stock in privately negotiated transactions, to 14 different persons, in exchange for furniture or other assets, or as compensation. These persons were golf professionals and others with whom the Company was entering into endorsement contracts, or employees, suppliers and vendors with whom the Company did business, who accepted stock in lieu of cash for goods and services. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

ITEM 27.  EXHIBITS INDEX

SEC No.   Document                                   Exhibit No.

2         Agreement & Plan of Reorganization           2.1*

3         Articles of Incorporation                    3.1*

3         Articles of Amendment                        3.2*

3         Articles of Amendment                        3.3*

3         By-Laws                                      3.4*

4         Common Stock Specimen Certificate            4.1*

4         Form of Warrant Agreement                    4.2*

4         Form of Warrant Certificate                  4.3*

5,24      Opinion & Consent of Counsel                 5.1 & 24.1*

10        Lease Agreement - Carlsbad, CA               10.1*

10        Lease Agreement - McHenry, IL                10.2*

10        Stock Option Plan                            10.3*

10        Employment Agreement - Gary Adams            10.4*

10        Employment Agreement - Bradley Wilhite       10.5*

10        Employment Agreement - Mario Cesario         10.6*

10        Employment Agreement -Thomas Grimley         10.7*

10        Employment Agreement - Eddie Langert         10.8*

23        Consent of Accountants                       10.9*

27        Financial Data Schedules                     27*

* (exhibits previously filed)

ITEM 28.  UNDERTAKINGS

The registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Include any additional or changed material information on the plan of distribution; and


(iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Carlsbad, State of California, on July 13, 1998.

McHENRY METALS GOLF CORP.

By:  /s/ Gary V. Adams
     Gary V. Adams, Chairman (Chief Executive Officer)

By:  /s/ Blake Clark
     Blake Clark, (Chief Financial Officer)

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas G. Kimble or Van L. Butler, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature:   /s/ Gary V. Adams                        Date: July 13, 1998
             Gary V. Adams, Director

Signature:   /s/ Theodore Aroney                      Date: July 13, 1998
             Theodore Aroney, Director

Signature:                                            Date:        , 1998
            Mark Bergendahl, Director

Signature:                                            Date:        , 1998
             Henry J. Fleming, Director

Signature:  /s/ Bradley J. Wilhite                    Date: July 13, 1998
            Bradley J. Wilhite, Director

Signature:   /s/ Sal Lupo                             Date: July 13, 1998
             Sal Lupo, Director

Signature:   /s/ Phillip A. Ward                      Date: July 13, 1998
             Phillip A. Ward, Director